Filed Pursuant to Rule 424(b)(5)
Registration No. 333-286998

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell, nor a solicitation of an offer to buy, the notes in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 13, 2026

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated May 15, 2025)

   Shares

Willis Lease Finance Corporation

Common Stock

This prospectus supplement relates to the offer and short sale of    shares of our Common Stock, par value $0.01 per share (“Common Stock”), by Morgan Stanley & Co. LLC (the “Underwriter”), on behalf of itself and/or its affiliates, to facilitate hedging transactions by certain investors (“Convertible Arbitrage Investors”) subscribing for our   % convertible senior notes due 2031 (the “Notes”) in a concurrent notes offering (the “Concurrent Notes Offering”), as described below.

The number of shares of our Common Stock subject to this offering will depend on what portion of Convertible Arbitrage Investors desire to hedge their investment in the Concurrent Notes Offering and is expected to be no greater than the commercially reasonable initial short positions of the Convertible Arbitrage Investors being established to hedge their market risk with respect to the Notes they acquire in the Concurrent Notes Offering. We have been advised that the shares of Common Stock sold by the Underwriter in this offering will be borrowed from non-affiliate third parties and will be: (x) sold short by the Underwriter to facilitate concurrent privately negotiated transactions between the Underwriter (and/or its affiliates) with certain Convertible Arbitrage Investors seeking a short exposure to shares of our Common Stock through a derivative, in an equivalent notional amount and/or (y) purchased by the Underwriter from certain Convertible Arbitrage Investors who have sold them short to the Underwriter in connection with the Concurrent Notes Offering, in each case, with a view for the Underwriter to initially offer the shares of our Common Stock directly to the public at a price of $    per share of our Common Stock and to subsequently offer the shares of our Common Stock for sale in one or more transactions on the Nasdaq Global Market, in the over-the-counter market, through negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to prevailing market prices at the time of sale, at prices related to prevailing market prices or at negotiated prices. For further details, see “Summary—The Offering.”

We will not receive any proceeds from the sales by the Underwriter in this offering. No new shares of Common Stock will be issued in this offering. You should read this prospectus supplement, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus supplement, carefully before you invest.

Concurrently with this offering, we are offering Notes in an aggregate principal amount of $175,000,000, plus up to an additional $25,000,000 aggregate principal amount of Notes that the underwriters of the Concurrent Notes Offering have the option to purchase from us, solely to cover over-allotments, if any. The Concurrent Notes Offering is being made pursuant to a separate prospectus supplement (and not pursuant to this prospectus supplement). The completion of this offering is contingent upon the completion of the Concurrent Notes Offering, and the completion of the Concurrent Notes Offering is contingent upon the completion of this offering. This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell, or the solicitation of an offer to buy, any of the Notes, or the shares of Common Stock, if any, issuable upon conversion of the Notes, that we are offering in the Concurrent Notes Offering.

Unless otherwise stated or the context otherwise indicates, all references to “we,” “us,” “our,” and the “Company” or similar expressions refer to Willis Lease Finance Corporation and its subsidiaries. Our Common Stock is listed on the Nasdaq Global Market under the symbol “WLFC.” The last reported sale price of our Common Stock on the Nasdaq Global Market on May 12, 2026 was $214.50 per share.

Investing in our Common Stock involves risks. See “Risk Factors“ beginning on page S-5 of this prospectus supplement for a discussion of certain risks that you should consider in connection with an investment in shares of our Common Stock.

The Underwriter expects to deliver the shares of Common Stock sold in this offering in book-entry form through the Depository Trust Company on or about May  , 2026, which will be the second business day after the initial trade date for the shares of Common Stock being offered hereby (this settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally must settle in one business day, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers of shares of Common Stock sold under this prospectus supplement who wish to trade such shares of Common Stock before the business day before the settlement date must, because the shares of Common Stock initially will settle T+2, specify an alternate settlement cycle at the time of such trade to prevent a failed settlement. Those purchasers should consult their advisors.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Sole Book-Running Manager

Morgan Stanley

The date of this prospectus supplement is     , 2026.

PROSPECTUS SUPPLEMENT

PROSPECTUS DATED MAY 15, 2025

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus. The second part contains an accompanying primary base prospectus relating to sales of shares of Common Stock and other securities by Willis Lease Finance Corporation and gives more general information, some of which may not apply to this offering. Generally, when we refer to the “prospectuses,” we are referring to this prospectus supplement and the accompanying base prospectus combined. Unless otherwise indicated, capitalized terms used but not defined herein have the meaning assigned to them in the registration statement of which this prospectus supplement forms a part. You should read the entire prospectus supplement, as well as the accompanying base prospectus and the documents incorporated by reference that are described under “Incorporation of Certain Information by Reference” in this prospectus supplement. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying base prospectus or any documents incorporated by reference herein, you should rely on the information contained in this prospectus supplement, which will be deemed to modify or supersede those made in the accompanying prospectus or documents incorporated by reference herein or therein.

You should rely only on the information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus prepared by us or on behalf of us or to which we have referred you. Neither we, the Underwriter, nor any of our or its representatives have authorized any other person to provide you with information different from that included or incorporated by reference in this prospectus supplement and the accompanying base prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the Underwriter are making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. The information in this prospectus supplement, and the information in the accompanying base prospectus or contained in any document incorporated by reference is accurate only as of the date of such prospectus or document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any sale of our Common Stock. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

TRADEMARKS AND TRADE NAMES

We own various U.S. federal trademark registrations and applications and unregistered trademarks, including our corporate logo. This prospectus supplement and the information incorporated herein by reference contains references to trademarks, service marks, and trade names owned by us or other companies. Solely for convenience, trademarks, service marks, and trade names referred to in this prospectus supplement and the information incorporated herein, including logos, artwork, and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks, and trade names. We do not intend our use or display of other companies’ trade names, service marks, or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. All trademarks, service marks, and trade names included or incorporated by reference into this prospectus supplement, the base prospectus or any related free writing prospectus are the property of their respective owners.

S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act, which involve risks, uncertainties and assumptions. All statements other than statements of historical fact, including statements regarding prospects or future results of operations or financial position, made in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein are forward looking. We use words such as anticipates, believes, expects, future, intends, and similar expressions to identify forward-looking statements. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons, including, among others: the effects on the airline industry and the global economy of events such as the current high interest rate and inflationary environment; changes in oil prices and other disruptions to the world markets; trends in the airline industry and our ability to capitalize on those trends, including growth rates of markets and other economic factors; risks associated with our growth strategies and strategic priorities; risks associated with owning and leasing jet engines and aircraft; our ability to successfully negotiate equipment purchases, sales and leases, to collect outstanding amounts due and to control costs and expenses; managing the risks and impacts of potential and actual security breaches, cyberattacks, privacy breaches or data breaches, including business, service, or operational disruptions, the unauthorized access to or disclosure of data, financial loss, reputational damage, increased response and remediation costs, legal and regulatory proceedings or other unfavorable outcomes; changes in interest rates and availability of capital, both to us and our customers; our ability to continue to meet the changing customer demands; regulatory changes affecting airline operations, aircraft maintenance, accounting standards and taxes; the market value of engines and other assets in our portfolio; and the impact of pandemics or other public health crises on our business, financial condition, and results of operations.

All forward-looking statements speak only as of the date of this prospectus supplement. You should not place undue reliance on our forward-looking statements. Although forward-looking statements reflect our good faith beliefs at the time they are made, forward-looking statements involve known and unknown risks, uncertainties and other factors, including the factors described under Part I, Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2025, under Part II, Item 1A. “Risk Factors” of our Quarterly Report on Form 10-Q for the three months ended March 31, 2026, and in our other filings with the United States Securities and Exchange Commission (the “SEC”), which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

S-iii

SUMMARY

This summary contains basic information about us and the offering. Because it is a summary, it does not contain all the information that you should consider before investing in our Common Stock. You should read and carefully consider this entire prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein before making an investment decision, especially the information presented under the heading “Risk Factors,” “Cautionary Statement Regarding Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2025, our Quarterly Report on Form 10-Q for the three months ended March 31, 2026, and our consolidated financial statements and the accompanying notes incorporated by reference herein.

Unless otherwise stated or the context otherwise indicates, all references in this prospectus supplement to the “Company,” “WLFC,” “we,” “us” and “our” refer to Willis Lease Finance Corporation and its consolidated subsidiaries.

Our Company

Willis Lease Finance Corporation, with its subsidiaries, is a leading lessor and servicer of commercial aircraft and aircraft engines. Our principal business objective is to build value for our shareholders by acquiring commercial aircraft and engines and managing those assets in order to provide a return on investment, primarily through lease rent and maintenance reserve revenues, as well as through management fees earned for managing assets owned by third parties. As of March 31, 2026, we had $2,760.5 million of equipment held in our operating lease portfolio, $65.6 million of notes receivable (preexisting leases that do not meet criteria for lease accounting), $30.6 million of maintenance rights, and $0.3 million of investments in sales-type leases, which represented 342 engines, 20 aircraft, one marine vessel and other leased parts and equipment on lease with 70 lessees in 40 countries. In addition to our owned portfolio, as of March 31, 2026, we managed 129 engines and related equipment for third parties.

Recent Developments

Revolving Credit Facility Amendment

On May 13, 2026, we entered into an amendment (the “Revolver Amendment”) to our credit agreement dated as of October 31, 2024 (as amended by that certain Amendment No. 1, dated as of May 7, 2025, Amendment No. 2, dated as of February 19, 2026 and Amendment No. 3 dated as of March 27, 2026, the “Revolving Credit Facility”) with Bank of America, N.A. as agent and the lenders party thereto. The Revolver Amendment permits the issuance of the Notes offered in the Concurrent Notes Offering.

Concurrent Notes Offering

Concurrently with this offering, we are offering   % convertible senior notes due 2031 (the “Notes”), in an aggregate principal amount of $175,000,000, plus up to an additional $25,000,000 aggregate principal amount of Notes (the “Concurrent Notes Offering”) that the underwriters of the Concurrent Notes Offering have the option to purchase from us, solely to cover over-allotment, if any. The Concurrent Notes Offering is being made pursuant to a separate prospectus supplement (and not pursuant to this prospectus supplement). The completion of this offering is contingent upon the completion of the Concurrent Notes Offering, and the completion of the Concurrent Notes Offering is contingent upon the completion of this offering. This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell, or the solicitation of an offer to buy, any of the Notes, or the shares of Common Stock, if any, issuable upon conversion of the Notes, that we are offering in the Concurrent Notes Offering. See the section entitled “The Concurrent Notes Offering” for additional information.

Principal Executive Offices and Internet Address

We are a Delaware corporation, incorporated in 1998. Our executive offices are located at 4700 Lyons Technology Parkway, Coconut Creek, Florida 33073.

We maintain a website at www.wlfc.global where our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to those reports are available without charge, as soon as reasonably practicable following the time we electronically file them with, or furnish them to, the SEC. Information contained on or accessible through our website is not a part of this prospectus supplement and the accompanying prospectus and should not be relied on in determining whether to make an investment decision. The inclusion of our website address in this prospectus supplement and the accompanying prospectus is an inactive textual reference only.

THE OFFERING

Issuer	Willis Lease Finance Corporation, a Delaware corporation.

Securities Offered	The Underwriter is offering and selling short shares of Common Stock, $0.01 par value per share, of Willis Lease Finance Corporation to facilitate hedging transactions by certain investors (the “Convertible Arbitrage Investors”) subscribing for our % convertible senior notes due 2031 (the “Notes”) in the Concurrent Notes Offering described below. No new shares of Common Stock will be issued in this offering.

Listing Symbol	WLFC.

Initial Public Offering Price per share of Common Stock	$ .

Concurrent Notes Offering	Concurrently with this offering, we are offering % convertible senior notes due 2031 in an aggregate principal amount of $175,000,000, plus up to an additional $25,000,000 aggregate principal amount of Notes that the underwriters in the Concurrent Notes Offering have the option to purchase from us, solely to cover over-allotments, if any.

We estimate that the net proceeds to us from the Concurrent Notes Offering, if it is consummated, will be approximately $ million (or approximately $ million if the underwriters fully exercise their over-allotment option to purchase additional Notes), after deducting the underwriting discounts and commissions and our estimated offering expenses. We intend to use the net proceeds from the issuance of the Notes to temporarily repay amounts outstanding under the Revolving Credit Facility until deployed for general corporate purposes.

The Concurrent Notes Offering is being made pursuant to a separate prospectus supplement (and not pursuant to this prospectus supplement). The completion of this offering is contingent upon the completion of the Concurrent Notes Offering, and the completion of the Concurrent Notes Offering is contingent upon the completion of this offering. This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell, or the solicitation of an offer to buy, any of the Notes, or the shares of Common Stock, if any, issuable upon conversion of the Notes, that we are offering in the Concurrent Notes Offering. See “The Concurrent Notes Offering” for additional information.

Use of Proceeds	We will not receive any proceeds from the short sale of the shares of our Common Stock by the Underwriter in this offering. Please see “Use of Proceeds.” No new shares of Common Stock will be issued in this offering.

Underwriting	The Underwriter for this offering, Morgan Stanley & Co. LLC, on behalf of itself and/or its affiliates, is offering and selling short shares of our Common Stock to be borrowed from non-affiliate third parties to facilitate hedging transactions by certain Convertible Arbitrage Investors subscribing for the Notes.

The number of shares of our Common Stock subject to this offering will depend on what portion of Convertible Arbitrage Investors desire to hedge their investment in the Concurrent Notes Offering and is expected to be no greater than the commercially reasonable initial short positions of the Convertible Arbitrage Investors being established to hedge their market risk with respect to the Notes they acquire in the Concurrent Notes Offering. We have been advised that the shares of Common Stock sold by the Underwriter in this offering will be borrowed from non-affiliate third parties and will be: (x) sold short by the Underwriter to facilitate concurrent privately negotiated transactions between the Underwriter (and/or its affiliates) with certain Convertible Arbitrage Investors seeking a short exposure to shares of our Common Stock through a derivative, in an equivalent notional amount and/or (y) purchased by the Underwriter from certain Convertible Arbitrage Investors who have sold them short to the Underwriter in connection with the Concurrent Notes Offering, in each case, with a view for the Underwriter to initially offer the shares of our Common Stock directly to the public at a price of $ per share of our Common Stock and to subsequently offer the shares of our Common Stock for sale in one or more transactions on the Nasdaq Global Market, in the over-the-counter market, through negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to prevailing market prices at the time of sale, at prices related to prevailing market prices or at negotiated prices. See “Underwriting (Conflicts of Interest)” for additional information.

Conflicts of Interest	All of the proceeds of this offering will be paid to the Underwriter or its affiliates. As a result, Morgan Stanley & Co. LLC, or its affiliates, expects to receive more than 5% of the net proceeds of the Common Stock offered pursuant to this prospectus supplement. Thus, it has a “conflict of interest” as defined in Rule 5121 (Public Offerings of Securities with Conflicts of Interest) of the Financial Industry Regulatory Authority, Inc. Accordingly, this offering will be made in compliance with the applicable provisions of Rule 5121. In accordance with Rule 5121, the Underwriter will not make sales to a discretionary account without prior written consent of the customer. The appointment of a “qualified independent underwriter” is not required in connection with this offering as a “bona fide public market” as defined in Rule 5121 exists for the Common Stock.

Risk Factors	You should carefully read and consider the information set forth under the heading “Risk Factors” beginning on page S-4 and all other information set forth in this prospectus before deciding to invest in our Common Stock.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below, as well as those risk factors described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K for the year ended December 31, 2025 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2026, each of which is incorporated by reference herein, together with all of the other information included in this prospectus supplement, the accompanying base prospectus and the documents we incorporate by reference, in evaluating an investment in our securities. Our business, prospects, financial condition or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our Common Stock could decline due to any of these risks, and, as a result, you may lose all or part of your investment. Before deciding whether to invest in our securities, you should also refer to the other information contained in or incorporated by reference into this prospectus supplement, including the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to this Offering

The offer and sale of the shares of our Common Stock in this offering, which offer and sale are being executed to facilitate the initial hedging transactions by certain Convertible Arbitrage Investors subscribing for our Notes in the Concurrent Notes Offering, may have a negative effect on the market price of our Common Stock.

In connection with the Concurrent Notes Offering,    shares of our Common Stock are being offered by the Underwriter, on behalf of itself and/or its affiliates, pursuant to this prospectus supplement to facilitate hedging transactions by certain Convertible Arbitrage Investors subscribing for our Notes. We have been advised that the shares of Common Stock sold by the Underwriter in this offering will be borrowed from non-affiliate third parties and will be: (x) sold short by the Underwriter to facilitate concurrent privately negotiated transactions between the Underwriter (and/or its affiliates) with certain Convertible Arbitrage Investors seeking a short exposure to shares of our Common Stock through a derivative, in an equivalent notional amount and/or (y) purchased by the Underwriter from certain Convertible Arbitrage Investors who have sold them short to the Underwriter in connection with the Concurrent Notes Offering, in each case, with a view for the Underwriter to initially offer the shares of our Common Stock directly to the public at a price of $    per share of our Common Stock and to subsequently offer the shares of our Common Stock for sale in one or more transactions on the Nasdaq Global Market, in the over-the-counter market, through negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to prevailing market prices at the time of sale, at prices related to prevailing market prices or at negotiated prices.

The number of shares of our Common Stock subject to this offering will depend on what portion of Convertible Arbitrage Investors desire to hedge their investment in the Concurrent Notes Offering and is expected to be no greater than the commercially reasonable initial short positions of the Convertible Arbitrage Investors being established to hedge their market risk with respect to the Notes they acquire in the Concurrent Notes Offering. It is possible, however, that investors in the Notes in the Concurrent Notes Offering may short sell additional shares of our Common Stock shortly after the pricing of this offering. Such additional sales could have the effect of causing the market price of our shares of Common Stock to be lower than it would have been absent such selling.

As noted above, shares of our Common Stock sold short by the Underwriter in this offering will be sold to facilitate concurrent privately negotiated transactions between the Underwriter (and/or its affiliates) with certain Convertible Arbitrage Investors seeking a short exposure to shares of our Common Stock through a derivative, in an equivalent notional amount. The Underwriter (and/or its affiliates) acting as dealer on such privately negotiated transactions may modify, enter into or unwind additional privately negotiated transactions (including derivative transactions) and/or purchase or sell shares of our Common Stock or other securities of ours in secondary market transactions at any time following the pricing of the Concurrent Notes Offering. For example, in connection with any cash settlement of any such derivative transaction, the dealer may purchase shares of our Common Stock and Convertible Arbitrage Investors may sell shares of our Common Stock, which could affect the trading price of our Common Stock at the time. This offering and any privately negotiated transactions relating to our Common Stock, including derivatives with the Underwriter and/or its affiliates, could cause more sales of our Common Stock while the Notes are outstanding than there would have been otherwise had we not consummated this offering.

Risks Related to the Concurrent Notes Offering

Any issuance of shares of our Common Stock upon conversion of Notes will dilute the ownership interests of our stockholders and could depress the trading price of our Common Stock.

Upon conversion of the Notes being offered in the Concurrent Notes Offering, we will pay cash up to the aggregate principal amount of the Notes and pay or deliver, as the case may be, cash or a combination of cash and shares of our Common Stock, at our election, in respect of the remainder, if any, of our conversion obligation in excess of the aggregate principal amount of such Notes being converted. To the extent we elect to deliver any shares of our Common Stock upon the conversion of the Notes, the issuance of shares of our Common Stock upon conversion of the Notes will dilute the ownership interests of our stockholders, which could depress the trading price of our Common Stock. In addition, the market’s expectation that conversions may occur could depress the trading price of our Common Stock even in the absence of actual conversions. Moreover, the expectation of conversions could encourage the short selling of our Common Stock, which could place further downward pressure on the trading price of our Common Stock.

Hedging activity by investors in the Concurrent Notes Offering could depress the trading price of our Common Stock.

While this offering is expected to initially facilitate the establishment of short positions in our Common Stock by certain Convertible Arbitrage Investors to hedge the market risk of their investments in the Notes concurrently with, or shortly, after the pricing of the Concurrent Notes Offering, neither we nor the Underwriter will control any transactions that investors in the Notes may enter into at any time, including purchases and sales of our Common Stock. We expect that many investors in the Notes being offered in the Concurrent Notes Offering, including potential purchasers of the Notes following the Concurrent Notes Offering, will seek to employ a convertible note arbitrage strategy. Under this strategy, investors typically short sell a certain number of shares of our Common Stock and adjust their short position over time while they continue to hold the Notes. Investors may also implement this type of strategy by entering into swaps on our Common Stock in lieu of, or in addition to, short selling shares of our Common Stock. This market activity, or the market’s perception that it will occur, could depress the trading price of our Common Stock.

Provisions in the indenture that will govern the Notes in the Concurrent Notes Offering could delay or prevent an otherwise beneficial takeover of us.

Certain provisions in the Notes and the base indenture, as supplemented by the supplemental indenture, governing the Notes (together, the “indenture”) could make a third-party attempt to acquire us more difficult or expensive. For example, if a takeover constitutes a “fundamental change” (which will be defined in the indenture to include certain change of control events and the delisting of shares of our Common Stock), then, subject to certain exceptions, holders of the Notes will have the right to require us to repurchase their Notes for cash. In addition, if a takeover constitutes a “make-whole fundamental change” (which will be defined in the indenture to include, among other events, fundamental changes and certain additional business combination transactions), then we may be required to temporarily increase the conversion rate for the Notes. In either case, and in other cases, our obligations under the Notes and the indenture could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management, including in a transaction that holders of our Common Stock may view as favorable.

We may be unable to raise the funds necessary to repurchase the Notes being offered in the Concurrent Notes Offering for cash following a fundamental change or to pay any cash amounts due upon maturity or conversion of the Notes, and our other indebtedness may limit our ability to repurchase the Notes or to pay any cash amounts due upon their maturity or conversion.

Holders of the Notes may, subject to certain exceptions, require us to repurchase their Notes following a “fundamental change” (as defined in the indenture) at a cash repurchase price generally equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. Upon maturity of the Notes, we must pay their principal amount and accrued and unpaid interest in cash, unless they have been previously repurchased, redeemed or converted. In addition, upon any conversion of Notes, we will be required to make cash payments in an amount up to the principal amount of the Notes converted or such higher amount as we may elect. We may not have enough available cash or be able to obtain financing at the time we are required to repurchase the Notes or pay any cash amounts due upon their maturity or conversion. In addition, applicable law, regulatory authorities and the agreements governing our other indebtedness may restrict our ability to repurchase the Notes or to pay any cash amounts due upon their maturity or conversion. Our failure to repurchase Notes or to pay any cash amounts due upon their maturity or conversion when required will constitute a default under the indenture. A default under the indenture or the fundamental change itself could also lead to a default under agreements governing our other indebtedness, which may result in that other indebtedness becoming immediately payable in full. We may not have sufficient funds to satisfy all amounts due under the other indebtedness and the Notes.

The indenture governing the Notes will not restrict us from incurring additional indebtedness, and the incurrence of the Notes and any additional indebtedness could limit the cash flow available for our operations, expose us to risks that could adversely affect our business, financial condition and results of operations.

As of March 31, 2026, we had approximately $2,281.8 million principal amount of consolidated indebtedness for borrowed money. We will incur $175,000,000 (or, if the underwriters of the Concurrent Notes Offering fully exercise their over-allotment option to purchase additional Notes, $200,000,000) principal amount of additional indebtedness as a result of the Concurrent Notes Offering. The indenture that will govern the Notes will not contain any meaningful restrictive covenants and will not prohibit us or our subsidiaries from incurring additional indebtedness in the future. Accordingly, we may incur a significant amount of additional indebtedness following the Concurrent Notes Offering, if it is completed. The incurrence of indebtedness could have significant negative consequences for our stockholders and our business, results of operations and financial condition by, among other things:

•	increasing our vulnerability to adverse economic and industry conditions;

•	limiting our ability to obtain additional financing;

•	requiring the dedication of a substantial portion of our cash flow from operations to service our indebtedness, which will reduce the amount of cash available for other purposes;

•	limiting our flexibility to plan for, or react to, changes in our business;

•	diluting the interests of our existing stockholders as a result of issuing shares of our Common Stock upon conversion of the Notes; and

•	placing us at a possible competitive disadvantage with competitors that are less leveraged than us or have better access to capital.

Our business may not generate sufficient funds, and we may otherwise be unable to maintain sufficient cash reserves, to pay amounts due under our indebtedness, and our cash needs may increase in the future. In addition, our Revolving Credit Facility contains, and any future indebtedness that we may incur may contain, financial and other restrictive covenants that limit our ability to operate our business, raise capital or make payments under our other indebtedness. If we fail to comply with these covenants or to make payments under our indebtedness when due, then we would be in default under that indebtedness, which could, in turn, result in that and our other indebtedness becoming immediately payable in full.

The accounting method for the Notes could adversely affect our reported financial condition and results.

The accounting method for reflecting the Notes on our balance sheet, accruing interest expense for the Notes and reflecting the underlying shares of our Common Stock in our reported diluted earnings per share may adversely affect our reported earnings and financial condition.

In accordance with applicable accounting standards, we expect that the Notes we are offering pursuant to the Concurrent Notes Offering will be reflected as a liability on our balance sheets, with the initial carrying amount equal to the principal amount of the Notes, net of issuance costs. The issuance costs will be treated as a debt discount for accounting purposes, which will be amortized into interest expense over the term of the Notes. As a result of this amortization, the interest expense that we expect to recognize for the Notes for accounting purposes will be greater than the cash interest payments we will pay on the Notes, which will result in lower reported income.

In addition, we expect that the shares of Common Stock underlying the Notes will be reflected in our diluted earnings per share using the “if-converted” method. Under that method, if the conversion value of the Notes exceeds their principal amount for a reporting period, then we will calculate our diluted earnings per share assuming that all of the Notes were converted at the beginning of the reporting period and that we issued shares of our Common Stock to settle the excess. The after-tax interest expense associated with the Notes will not be added back to the numerator of the diluted earnings per share calculation for these purposes. However, if reflecting the Notes in diluted earnings per share in this manner is anti-dilutive, or if the conversion value of the Notes does not exceed their principal amount for a reporting period, then the shares underlying the Notes will not be reflected in our diluted earnings per share. The application of the if-converted method may reduce our reported diluted earnings per share, and accounting standards may change in the future in a manner that may adversely affect our diluted earnings per share.

Furthermore, if any of the conditions to the convertibility of the Notes is satisfied, then we may be required under applicable accounting standards to reclassify the liability carrying value of the Notes as a current, rather than a long-term, liability. This reclassification could be required even if no investors of Notes in the Concurrent Notes Offering convert their Notes and could materially reduce our reported working capital.

We have not reached a final determination regarding the accounting treatment for the Notes nor the application of the if-converted method, and the description above is preliminary. Accordingly, we may account for the Notes and calculate diluted earnings per share in a manner that is significantly different than described above.

Risks Related to the Common Stock

The Common Stock trading price may be affected by numerous factors that may impose a financial risk on the Company’s stockholders.

The trading price of our Common Stock may fluctuate due to many factors, including but not limited to the following:

•	risks relating to our business described in the documents incorporated by reference;

•	sales or purchases of our securities by a few stockholders or even a single significant stockholder;

•	general economic conditions;

•	changes in accounting mandated under GAAP;

•	quarterly variations in our operating results;

•	our financial condition, performance and prospects;

•	changes in dividends on our Common Stock;

•	changes in financial estimates by us;

•	the level, direction and volatility of interest rates and expectations of changes in rates;

•	the market for securities similar to our Common Stock;

•	changes in our capital structure, including additional issuances by us of debt or equity securities; and

•	failure to maintain effective internal controls over financial reporting.

As it relates to changes in dividends on our Common Stock, the declaration and payment of future dividends are dependent on many factors, including, but not limited to, our financial condition, and are at the discretion of the Company’s Board of Directors. If the Company fails to meet expectations related to dividends, the price of our Common Stock may decline. In addition, the U.S. stock markets have experienced price and volume volatility that have affected many companies’ stock prices, often for reasons unrelated to the operating performance of those companies.

We are effectively controlled by one principal stockholder who has the power to contest the outcome of most matters submitted to the stockholders for approval and to affect our stock prices adversely if he were to sell substantial amounts of his Common Stock.

Charles F. Willis, IV, who is the founder of WLFC and currently serves as our Executive Chairman, has served as a Director since our establishment in 1985, as Chief Executive Officer from 1985 until 2022, as President until 2011, and as Chairman of the Board of Directors from 1996 until 2022, when he became Executive Chairman.

As of March 31, 2026, Mr. Willis beneficially owned or had the ability to direct the voting of 3,072,523 shares of our Common Stock, representing approximately 40% of the issued shares of our Common Stock. As a result, Mr. Willis effectively controls the Company and has the power to contest the outcome of substantially all matters submitted to our stockholders for approval, including the election of the Company’s Board of Directors. This concentration of ownership and decision making may make it more difficult for other stockholders to effect substantial changes in our company and may also have the effect of delaying, preventing or expediting, as the case may be, a change in control of our Company. In addition, future sales by Mr. Willis of substantial amounts of our Common Stock, or the potential for such sales, could adversely affect the prevailing market price of our Common Stock.

USE OF PROCEEDS

We will not receive any of the proceeds from the short sale of the shares of our Common Stock by the Underwriter in this offering. No new shares of Common Stock will be issued in this offering.

THE CONCURRENT NOTES OFFERING

Concurrently with this offering, we are offering    % convertible senior notes due 2031, which we refer to as the Notes, in an aggregate principal amount of $175,000,000. We have granted the underwriters of the Notes in the Concurrent Notes Offering an option to purchase, exercisable for 30 days from the date of the prospectus supplement relating to the Concurrent Notes Offering, up to an additional $25,000,000 principal amount of Notes, solely to cover over-allotments, if any.

We estimate that the net proceeds to us from the Concurrent Notes Offering, if it is consummated, will be approximately $     million (or approximately $     million if the underwriters of Notes in the Concurrent Notes Offering fully exercise their over-allotment option to purchase additional Notes), after deducting the underwriters’ discounts and commissions and our estimated offering expenses. We intend to use the net proceeds from the issuance of the Notes to temporarily repay amounts outstanding under the Revolving Credit Facility until deployed for general corporate purposes.

The Concurrent Notes Offering is being made pursuant to a separate prospectus supplement (and not pursuant to this prospectus supplement). The completion of this offering is contingent upon the completion of the Concurrent Notes Offering, and the completion of the Concurrent Notes Offering is contingent upon the completion of this offering. This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell, or the solicitation of an offer to buy, any of the Notes, or the shares of Common Stock, if any, issuable upon conversion of the Notes, that we are offering in the Concurrent Notes Offering.

The Notes will be our senior, unsecured obligations and will accrue interest at a rate of % per annum, payable semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2026. The Notes will mature on May 15, 2031, unless earlier repurchased, redeemed or converted. Before February 15, 2031, noteholders will have the right to convert their Notes only upon the occurrence of certain events and during specified periods. From and after February 15, 2031, noteholders may convert their Notes at any time at their election until the close of business on the business day immediately before the maturity date. We will settle conversions of Notes by paying cash up to the aggregate principal amount of the Notes to be converted and paying or delivering, as the case may be, cash or a combination of cash and shares of our Common Stock, at our election, in respect of the remainder, if any, of our conversion obligation in excess of the aggregate principal amount of the Notes being converted. The initial conversion rate is shares of Common Stock per $1,000 principal amount of Notes, which represents an initial conversion price of approximately $ per share of Common Stock. The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events. If a “make-whole fundamental change” (which will be defined in the indenture that will govern the Notes to include certain business combination transactions involving us, the delisting of our Common Stock and the sending of a redemption notice by us) occurs, then we will in certain circumstances increase the conversion rate for Notes converted during the related “make-whole fundamental change conversion period” (as defined in the indenture). In the case of a “make-whole fundamental change” resulting from the sending of a redemption notice by us, the increased conversion rate, if any, will apply only to the Notes called (or deemed to be called) for redemption.

The Notes will be redeemable, in whole or in part (subject to certain limitations described below), at our option at any time, and from time to time, on or after May 21, 2029 and on or before the 41st scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of our Common Stock exceeds 130% of the conversion price for a specified period of time. However, we may not redeem less than all of the outstanding Notes unless the excess of the aggregate principal amount of Notes outstanding as of the time we send the related redemption notice over the aggregate principal amount of Notes called for redemption is at least $75.0 million.

If a “fundamental change” (which will be defined in the indenture that will govern the Notes to include certain change-of-control events and the delisting of our Common Stock) occurs, then, subject to limited exceptions, noteholders may require us to repurchase their Notes for cash. The repurchase price will be equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax considerations related to the purchase, ownership and disposition of our Common Stock by a non-U.S. holder (as defined below), but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect an investor in the shares of our Common Stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of the shares of our Common Stock.

Except where noted, this summary addresses only shares of Common Stock held as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This summary does not address all aspects of U.S. federal income taxes relevant to investors in our Common Stock (including the potential application of the Medicare contribution tax), nor does it address all tax consequences that may be relevant to investors in light of their personal circumstances or particular situations, such as:

•

tax consequences to persons who may be subject to special tax treatment, including dealers in securities, banks, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, governmental organizations, “controlled foreign corporations,” “passive foreign investment companies,” insurance companies or traders in securities that elect to use a mark-to-market method of tax accounting for their securities;

•

tax consequences to persons holding our Common Stock as a part of an integrated or conversion transaction or a straddle, or persons deemed to sell our Common Stock under the constructive sale provisions of the Code;

•	any alternative minimum tax consequences;

•	entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes or holders of interests therein; and

•	certain former citizens or long-term residents of the United States.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our Common Stock, the tax treatment of a partner in such partnership generally will depend upon the status of the partner, the activities of such partnership and certain determinations made at the partner level. Accordingly, we urge partners in entities or arrangements treated as partnerships for U.S. federal income tax purposes considering the purchase of our Common Stock to consult with their own tax advisors regarding the U.S. federal income tax considerations of the purchase, ownership and disposition of our Common Stock by such partnership.

PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS (INCLUDING ANY POTENTIAL FUTURE CHANGES THERETO) TO THEIR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER ANY OTHER TAX LAWS, INCLUDING U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY U.S. STATE OR LOCAL OR NON-U.S. TAXING JURISDICTION, OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Non-U.S. Holder Defined

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our Common Stock that is not for U.S. federal income tax purposes a partnership or other pass-through entity, or any of the following:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (ii) which has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

Distributions

Distributions of cash or other property on our Common Stock, if any, will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, the distributions will be treated as a non-taxable return of capital to the extent of the non-U.S. holder’s tax basis in our Common Stock and thereafter as capital gain from the sale or exchange of such Common Stock. See “—Gain on Sale or Other Taxable Disposition of Common Stock.” Subject to the withholding requirements under FATCA (as defined below) and with respect to effectively connected dividends, each of which is discussed below, any distribution made to a non-U.S. holder on our Common Stock generally will be subject to U.S. withholding tax at a rate of 30% of the gross amount of the distribution unless an applicable income tax treaty provides for a lower rate. To receive the benefit of a reduced treaty rate, a non-U.S. holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) certifying qualification for the reduced rate. A non-U.S. holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable tax treaties.

Dividends paid to a non-U.S. holder that are effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, are treated as attributable to a permanent establishment maintained by the non-U.S. holder in the United States) generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons. Such effectively connected dividends will not be subject to U.S. withholding tax if the non-U.S. holder satisfies certain certification requirements by providing the applicable withholding agent with a properly executed IRS Form W-8ECI certifying eligibility for exemption. If the non-U.S. holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include effectively connected dividends.

Gain on Sale or Other Taxable Disposition of Common Stock

Subject to the discussion below under “—Backup Withholding and Information Reporting” and “Foreign Account Tax Compliance Act,” any gain realized upon the sale or other taxable disposition of our Common Stock generally will not be subject to U.S. federal income or withholding tax unless:

•

that gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met; or

•

we are or have been a “United States real property holding corporation,” or USRPHC, for U.S. federal income tax purposes at any time during the shorter of the non-U.S. holder’s holding period or the five-year period ending on the date of the disposition of Common Stock and certain other conditions are met.

If you are a non-U.S. holder and you realize gain described in the first bullet point above, you will be subject to tax at regular U.S. federal income tax rates on the net gain derived from the sale or other taxable disposition of Common Stock, generally in the same manner as if you were a U.S. holder, and, if you are a foreign corporation, you additionally may be subject to a branch profits tax equal to 30% of your effectively connected earnings and profits, or at such lower rate as may be specified by an applicable income tax treaty. If you are described in the second bullet point above, you will be subject to a flat 30% tax (or lower applicable income tax treaty rate) on the gain recognized on the sale or other taxable disposition of Common Stock (which gain may be offset by certain U.S.-source capital losses), even though you are not considered a resident of the United States.

With respect to the third bullet point above, we believe we currently are not, have not been, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our U.S. real property interests relative to the fair market value of our non-U.S. real property interests and other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future.

Non-U.S. holders should consult with their own tax advisors with respect to the application of the foregoing rules to their ownership and disposition of our Common Stock, including regarding potentially applicable income tax treaties that may provide for different rules.

Backup Withholding and Information Reporting

Generally, the amount of any distributions on our Common Stock to non-U.S. holders, as well as the amount of tax, if any, withheld with respect to such distributions, must be reported annually to the IRS and to the non-U.S. holders. Copies of the information returns reporting such distributions and withholding may also be made available to the tax authorities in a country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty. In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of dividends on our Common Stock, provided the non-U.S. holder provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. person (which certification may be made on an IRS Form W-8BEN or W-8BEN-E (or other applicable form)) or the non-U.S. holder otherwise establishes an exemption. In addition, a non-U.S. holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale or other taxable disposition of Common Stock conducted within the United States or through certain U.S.-related financial intermediaries, unless the certification described above has been received, or the non-U.S. holder otherwise establishes an exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code (commonly referred to as “FATCA”) generally impose a withholding tax at a rate of 30% on dividends paid on, and (subject to the proposed Treasury Regulations discussed below) the gross proceeds of a disposition of, stock of a United States corporation paid to (i) a foreign financial institution, or FFI, whether as a beneficial owner or intermediary, unless such institution enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), or qualifies for an exemption from these rules, and (ii) a foreign entity that is not a financial institution (whether as a beneficial owner or intermediary for another foreign entity that is not a financial institution) unless such entity provides the withholding agent or U.S. tax authorities with a certification identifying the substantial U.S. owners of the entity, which generally include any U.S. person who directly or indirectly owns more than 10% of the entity, or qualifies for an exemption from these rules. A person that receives payments through one or more FFIs may receive reduced payments as a result of FATCA withholding taxes if (i) any such FFI does not enter into such an agreement with the U.S. government and does not otherwise establish an exemption, or (ii) such person is (a) a “recalcitrant account holder” or (b) itself an FFI that fails to enter into such an agreement or establish an exemption. FFIs located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

The applicable Treasury Regulations and administrative guidance provide that the FATCA withholding rules will apply to payments of dividends regardless of when they are made. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. The preamble to the proposed Treasury Regulations indicates that taxpayers generally may rely on these proposed U.S. Treasury Regulations until final Treasury Regulations are issued. Investors are encouraged to consult their tax advisors regarding the implications of these rules on their investment in our Common Stock.

INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON STOCK SHOULD CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS (INCLUDING ANY POTENTIAL FUTURE CHANGES THERETO) TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF ANY OTHER TAX LAWS, INCLUDING U.S. FEDERAL ESTATE AND GIFT TAX LAWS AND ANY U.S. STATE OR LOCAL OR NON-U.S. TAX LAWS, AND TAX TREATIES.

UNDERWRITING (CONFLICTS OF INTEREST)

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the Underwriter for this offering, Morgan Stanley & Co. LLC, on behalf of itself and/or its affiliates, is offering     shares of our Common Stock at a public offering price of $     per share, to facilitate the hedging transactions by certain Convertible Arbitrage Investors subscribing for our Notes as described in this prospectus supplement.

The number of shares of our Common Stock subject to this offering will depend on what portion of Convertible Arbitrage Investors desire to hedge their investment in the Concurrent Notes Offering and is expected to be no greater than the commercially reasonable initial short positions of the Convertible Arbitrage Investors being established to hedge their market risk with respect to the Notes they acquire in the Concurrent Notes Offering. We have been advised that the shares of Common Stock sold by the Underwriter in this offering will be borrowed from non-affiliate third parties and will be: (x) sold short by the Underwriter to facilitate concurrent privately negotiated transactions between the Underwriter (and/or its affiliates) with certain Convertible Arbitrage Investors seeking a short exposure to shares of our Common Stock through a derivative, in an equivalent notional amount and/or (y) purchased by the Underwriter from certain Convertible Arbitrage Investors who have sold them short to the Underwriter in connection with the Concurrent Notes Offering, in each case, with a view for the Underwriter to initially offer the shares of our Common Stock directly to the public at a price of $    per share of our Common Stock and to subsequently offer the shares of our Common Stock for sale in one or more transactions on the Nasdaq Global Market, in the over-the-counter market, through negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to prevailing market prices at the time of sale, at prices related to prevailing market prices or at negotiated prices. After the initial offering of the shares of Common Stock in this offering, the offering price and other selling terms may from time to time be varied by the Underwriter.

The Concurrent Notes Offering and this offering are contingent upon one another. The underwriting agreement provides that the obligations of the Underwriter are subject to the approval of certain legal matters by its counsel and to certain other conditions. The offering by the Underwriter is subject to receipt and acceptance of the shares being offered and subject to the Underwriter’s right to reject any order in whole or in part.

There can be no assurance that the Underwriter will sell any or all of the shares of our Common Stock offered pursuant to this prospectus supplement, or the timing of any such sales.

We have agreed to reimburse the Underwriter for certain of its expenses related to this offering.

We have agreed to indemnify the Underwriter against certain liabilities, including liabilities arising under the Securities Act.

The Underwriter and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Underwriter is serving as an underwriter in the Concurrent Notes Offering. The Underwriter and certain of its affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses. Furthermore, concurrently with this offering, the Underwriter or its affiliates is expected to facilitate privately negotiated transactions with certain Convertible Arbitrage Investors seeking a short exposure to shares of our Common Stock through a derivative, to facilitate such Convertible Arbitrage Investors’ hedging of their market risk with respect to the Notes, which transactions are expected to be on customary market terms.

In addition, in the ordinary course of their business activities, the Underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We, the Underwriter or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The Underwriter or agents may acquire long or short positions in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the Underwriter or agents. The Underwriter or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The Underwriter or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, also securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Settlement

We expect the Underwriter to deliver the shares of our Common Stock for the offering in book-entry form through the facilities of The Depository Trust Company on or about     , 2026, which will be the second business day after the initial trade date for the shares of Common Stock being offered hereby (this settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally must settle in one business day, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers of the offering who wish to trade such shares of Common Stock before the business day before the settlement date must, because the shares initially will settle T+2, specify an alternate settlement cycle at the time of such trade to prevent a failed settlement. Those purchasers should consult their advisors.

Concurrent Notes Offering

Concurrently with this offering, we are offering Notes in an aggregate principal amount of $175,000,000, plus up to an additional $25,000,000 aggregate principal amount of Notes that the underwriters of the Concurrent Notes Offering have the option to purchase from us, solely to cover over-allotments, if any. The Concurrent Notes Offering is being made pursuant to a separate prospectus supplement (and not pursuant to this prospectus supplement). The completion of this offering is contingent upon the completion of the Concurrent Notes Offering, and the completion of the Concurrent Notes Offering is contingent upon the completion of this offering. This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell, or the solicitation of an offer to buy, any of the Notes, or the shares of Common Stock, if any, issuable upon conversion of the Notes, that we are offering in the Concurrent Notes Offering.

Conflicts of Interest

All of the proceeds of this offering will be paid to the Underwriter or its affiliates. As a result, Morgan Stanley & Co. LLC, or its affiliates, expects to receive more than 5% of the net proceeds of the Common Stock offered pursuant to this prospectus supplement. Thus, it has a “conflict of interest” as defined in Rule 5121 (Public Offerings of Securities with Conflicts of Interest) of the Financial Industry Regulatory Authority, Inc. Accordingly, this offering will be made in compliance with the applicable provisions of Rule 5121. In accordance with Rule 5121, the Underwriter will not make sales to a discretionary account without prior written consent of the customer. The appointment of a “qualified independent underwriter” is not required in connection with this offering as a “bona fide public market” as defined in Rule 5121 exists for the Common Stock.

SELLING RESTRICTIONS

Other than in the United States, no action has been taken by us or the Underwriter that would permit a public offering of the shares of Common Stock offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The shares of Common Stock offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such shares of Common Stock be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any shares of Common Stock offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus supplement and the accompanying prospectus:

•	do not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth), or the Corporations Act;

•

have not been, and will not be, lodged with the Australian Securities and Investments Commission, or the ASIC, as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

•

may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act, or Exempt Investors.

The shares of Common Stock may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares of Common Stock may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any securities may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares of Common Stock, you represent and warrant to us that you are an Exempt Investor.

As any offering of Common Stock under this prospectus supplement and the accompanying prospectus will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the securities you undertake to us that you will not, for a period of 12 months from the date of issue of the securities, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Canada

The shares of Common Stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal, that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario) and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of Common Stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the Underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Dubai International Financial Centre

This document relates to an Exempt Offer in accordance with the Markets Law, DIFC Law No. 1 of 2012, as amended. This document is intended for distribution only to persons of a type specified in the Markets Law, DIFC Law No. 1 of 2012, as amended. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority (DFSA) has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The shares of Common Stock to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document, you should consult an authorized financial advisor.

In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the shares of Common Stock may not be offered or sold directly or indirectly to the public in the DIFC.

European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no shares of Common Stock have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares of Common Stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares of Common Stock may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)

in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares of Common Stock shall require us or any representative to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares of Common Stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of Common Stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of Common Stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).

Hong Kong

The shares of Common Stock may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong), or Companies (Winding Up and Miscellaneous Provisions) Ordinance, or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) or, Securities and Futures Ordinance, or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares of Common Stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of Common Stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Israel

This prospectus supplement does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement is being distributed only to, and is directed only at, and any offer of the shares of Common Stock is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Japan

No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “FIEL”) has been made or will be made with respect to the solicitation of the application for the acquisition of the shares of Common Stock.

Accordingly, the shares of Common Stock have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of shares of Common Stock may not be circulated or distributed, nor may the shares of Common Stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares of Common Stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

b)

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

i.	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

ii.	where no consideration is or will be given for the transfer;

iii.	where the transfer is by operation of law;

iv.	as specified in Section 276(7) of the SFA; or

v.	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

In connection with Section 309B of the SFA and the Capital Markets Products (the “CMP”) Regulations 2018, the shares of Common Stock are prescribed capital markets products (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in Monetary Authority of Singapore Notice SFA 04-N12: Notice on the Sale of Investment Products and Monetary Authority of Singapore Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

This prospectus supplement does not constitute an offer to the public or a solicitation to purchase or invest in any securities. No securities have been offered or will be offered to the public in Switzerland, except that offers of securities may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”):

(a)	to any person which is a professional client as defined under the FinSA; or

(b)	in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance,

provided that no such offer of shares of Common Stock shall require the Company or any investment bank to publish a prospectus pursuant to Article 35 FinSA.

The shares of Common Stock have not been and will not be listed or admitted to trading on a trading venue in Switzerland.

Neither this document nor any other offering or marketing material relating to the shares of Common Stock constitutes a prospectus as such term is understood pursuant to the FinSA and neither this document nor any other offering or marketing material relating to the shares of Common Stock may be publicly distributed or otherwise made publicly available in Switzerland.

United Arab Emirates

The shares of Common Stock have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre or the Abu Dhabi Global Market) other than in compliance with the regulations of the Securities and Commodities Authority and the laws of the United Arab Emirates (and the Dubai International Financial Centre and the Abu Dhabi Global Market) governing the issue, offering and sale of securities. Further, neither this prospectus supplement nor the accompanying prospectus constitutes a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre or the Abu Dhabi Global Market) and neither is intended to be a public offer. Neither this prospectus supplement nor the accompanying prospectus has been approved by or filed with (and by receiving this prospectus supplement and the accompanying prospectus the person or entity to whom it has been issued understands, acknowledges and agrees that it has not been approved by or filed with) the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority of the Abu Dhabi Global Market, the Dubai Financial Services Authority or any other relevant licensing authorities in the United Arab Emirates.

United Kingdom

The shares of Common Stock are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is neither (i) a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); nor (ii) a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”). Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the shares of Common Stock-based investment products or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the shares of Common Stock or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that the offering of the shares of Common Stock falls within one of the exceptions specified in Part 1 of Schedule 1 of the POATRs. Accordingly, there will not be a prospectus prepared or published for the purposes of the POATRs. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the POATRs or the Financial Services and Markets Act 2000 (the “FSMA”), and any offer of the shares of Common Stock in the United Kingdom is made pursuant to an exemption under the POATRs or the FSMA. This prospectus supplement and the accompanying prospectus have not been approved by an authorized person for the purposes of section 21 of the FSMA and accordingly, are only being distributed to, and must not be passed on to, the general public in the UK. In the UK, such documents are only directed at, persons who are (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), (ii) high net worth entities or other persons falling within Article 49(2)(a) to (d) of the Order, or (iii) other persons to whom they may otherwise lawfully be communicated (each such person being referred to as a “relevant person”). This prospectus supplement, the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is available only to and will be engaged in only with relevant persons. Any person in the United Kingdom who is not a relevant person should not act or rely on this prospectus supplement and the accompanying prospectus or any of their contents.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares of Common Stock in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of Common Stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of Common Stock, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

LEGAL MATTERS

The validity of our Common Stock offered by this prospectus will be passed upon for us by Milbank LLP. Certain legal matters in connection with this offering will be passed upon for the Underwriter by Davis Polk & Wardwell LLP.

EXPERTS

The audited consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus supplement and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 (including the exhibits, schedules and amendments thereto) under the Securities Act, with respect to the shares of our Common Stock offered hereby. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and the Common Stock offered hereby, we refer you to the registration statement and the exhibits and schedules filed therewith and the accompanying base prospectus. Statements contained in this prospectus supplement as to the contents of any contract, agreement or any other document are summaries of the material terms of this contract, agreement or other document. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement, reference is made to the exhibits for a more complete description of the matter involved.

The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Our registration statement, of which this prospectus supplement constitutes a part, can be downloaded from the SEC’s website. We file with or furnish to the SEC periodic reports and other information. These reports and other information may be obtained from the SEC’s website as provided above. Our website is located at www.wlfc.global. We make our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, amendments to those reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. We make our website content available for information purposes only. Information on our website or any other website is not incorporated by reference into this prospectus supplement and does not constitute a part of this prospectus supplement and investors should not rely on such information in making a decision to purchase our Common Stock.

We furnish or make available to our stockholders annual reports containing our audited financial statements prepared in accordance with GAAP. We also furnish or make available to our stockholders quarterly reports containing our unaudited interim financial information, including the information required by Form 10-Q, for the first three fiscal quarters of each fiscal year.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We “incorporate by reference” into this prospectus documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information that we file later and incorporate by reference into this prospectus, you should rely on the information contained in the document that was filed later.

In particular, we incorporate by reference into this prospectus supplement the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules):

•

our Annual Report on Form 10-K for the year ended December 31, 2025, filed on March 10, 2026 as amended by Amendment No. 1 thereto filed on March 30, 2026 (including the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement filed on April 24, 2026);

•	our Quarterly Report on Form 10-Q for the three months ended March 31, 2026, filed on May 5, 2026;

•	our Current Reports on Form 8-K as filed with the SEC on January 9, 2026, January 20, 2026, February 9, 2026, February 24, 2026, March 30, 2026 and March 31, 2026; and

•

the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on October 5, 1999, pursuant to Section 12(b) of the Exchange Act, as updated by any subsequent amendments or reports filed for the purpose of updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the registration statement, the above filings and any future filings that are incorporated by reference into this prospectus, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling us at the following address:

Willis Lease Finance Corporation

4700 Lyons Technology Parkway

Coconut Creek, FL 33073

Attn: Investor Relations

(561) 349-9989

PROSPECTUS

$500,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

3,161,294 Shares of Common Stock Offered by the Selling Stockholders

From time to time, we may offer and sell, in one or more offerings, in amounts, at prices and on terms determined at the time of any such offering, common stock, preferred stock, debt securities, warrants, or rights, either individually or in units, with a total value of up to $500 million.

In addition, this base prospectus relates to the offer and sale from time to time of up to 3,161,294 shares of common stock under this prospectus by the selling stockholders identified in the “Selling Stockholders” section of this prospectus or their permitted transferees, pledgees, donees, or other successors in interest. The selling stockholders or their permitted transferees, pledgees, donees, or other successors in interest may sell the shares of common stock in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell the shares of common stock in the section of this prospectus titled “Plan of Distribution—Selling Stockholders Plan of Distribution.” We will not receive any of the proceeds from the sale of our common stock by the selling stockholders. We have paid or will pay the fees and expenses incident to the registration of the shares of common stock for sale by the selling stockholders. The selling stockholders will bear all discounts, concessions, commissions, and stock transfer taxes, if any, attributable to their sales of shares.

This base prospectus describes some of the general terms that may apply to these securities. Each time securities are sold, the specific terms and amounts of the securities being offered, and any other information relating to the specific offering will be set forth in a supplement to this base prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also supplement, update, or amend information contained in this base prospectus.

We or the selling stockholders may offer the securities independently or together in any combination for sale directly to purchasers or through underwriters, dealers, or agents to be designated at a future date. The supplements to this prospectus will provide the specific terms of the plan of distribution for securities to be offered by us or by the selling stockholders.

You should read this base prospectus, the applicable prospectus supplement, and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

THIS BASE PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Our common stock trades on The Nasdaq Global Market under the symbol “WLFC.” On May 5, 2025, the last reported sale price of the common stock on The Nasdaq Global Market was $156.24 per share.

We and the selling stockholders may offer the securities from time to time in amounts, at prices and on terms determined at the time of offering. We and the selling stockholders may offer and sell the securities directly to you, through agents we select or through underwriters and dealers we select on a continuous or delayed basis. For additional information on the methods of sale, see the section entitled “Plan of Distribution” in this prospectus. The accompanying prospectus supplement will provide the specific terms of the plan of distribution. If we or the selling stockholders use agents, underwriters, or dealers to sell the securities, we will name them and describe their compensation in the prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in the prospectus supplement.

We are a “smaller reporting company” under federal securities laws and, as such, are subject to reduced public company reporting requirements. See “Prospectus Summary—Implications of Being a Smaller Reporting Company.”

Investing in our securities involves a high degree of risk. You should carefully read and consider the risk factors described in this base prospectus, any accompanying prospectus supplement, any related free writing prospectus, and in the documents incorporated by reference into this base prospectus. See “Risk Factors” beginning on page 5.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this base prospectus is May 15, 2025

ABOUT THIS PROSPECTUS

This base prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we and the selling stockholders may, from time to time, issue and sell to the public any part of the securities described in this base prospectus in one or more offerings up to a total dollar amount of $500,000,000.

This base prospectus provides you with a general description of the securities we and the selling stockholders may offer. Each time we or the selling stockholders sell a type or series of securities under this base prospectus, we or the selling stockholders will provide a prospectus supplement containing specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings and securities. The prospectus supplement and any free writing prospectus may also add, update or change information in this base prospectus or in documents incorporated by reference in this base prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this base prospectus or in documents incorporated by reference in this base prospectus, the statements made or incorporated by reference in this base prospectus will be deemed modified or superseded by those made in the prospectus supplement. We urge you to carefully read this base prospectus, any applicable prospectus supplement, and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before buying any of the securities being offered.

We are responsible for the information contained and incorporated by reference in this base prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. Neither we nor the selling stockholders have authorized anyone to give you any other information, and we and the selling stockholders take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this documentation are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Neither the delivery of this base prospectus or any accompanying prospectus supplement, nor any sale of securities made under these documents, will, under any circumstances, create any implication that there has been no change in our affairs since the date of this base prospectus, any accompanying prospectus supplement or any free writing prospectus we may provide you in connection with an offering or that the information contained or incorporated by reference is correct as of any time subsequent to the date of such information. You should assume that the information in this base prospectus or any accompanying prospectus supplement, as well as the information incorporated by reference in this base prospectus or any accompanying prospectus supplement, is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations, and prospects may have changed since those dates.

This base prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics, and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this base prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this base prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this base prospectus. Accordingly, investors should not place undue reliance on this information.

We own various U.S. federal trademark registrations and applications and unregistered trademarks, including our corporate logo. This base prospectus and the information incorporated herein by reference contains references to trademarks, service marks, and trade names owned by us or other companies. Solely for convenience, trademarks, service marks, and trade names referred to in this base prospectus and the information incorporated herein, including logos, artwork, and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks, and trade names. We do not intend our use or display of other companies’ trade names, service marks, or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. All trademarks, service marks, and trade names included or incorporated by reference into this base prospectus, any applicable prospectus supplement, or any related free writing prospectus are the property of their respective owners.

PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this base prospectus or incorporated in this base prospectus by reference. This summary does not contain all of the information that may be important to you and your investment decision. Therefore, before making your investment decision, you should carefully read this base prospectus, including any applicable prospectus supplements and any applicable free writing prospectus, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” Unless otherwise stated or the context otherwise indicates, references to the “Company,” “we,” “our,” “us,” or similar terms refer to Willis Lease Finance Corporation.

About Willis Lease Finance Corporation

We are a leading lessor and servicer of commercial aircraft and aircraft engines. Our principal business objective is to build value for our stockholders by acquiring commercial aircraft and engines and managing those assets in order to provide a return on investment, primarily through lease rent and maintenance reserve revenues, as well as through management fees earned for managing assets owned by other parties. As of December 31, 2024, we had $2,635.9 million of equipment held in our operating lease portfolio, $183.6 million of notes receivable, $31.1 million of maintenance rights, and $21.6 million of investments in sales-type leases, which represented 354 engines, 16 aircraft, one marine vessel and other leased parts and equipment with 70 lessees in 37 countries. In addition to our owned portfolio, as of December 31, 2024, we managed a total lease portfolio of 277 engines, aircraft and related equipment for other parties.

As of March 31, 2025, the Company had $2,597.8 million of equipment held in our operating lease portfolio, $179.3 million of notes receivable, $25.2 million of maintenance rights, and $17.3 million of investments in sales-type leases, which represented 347 engines, 15 aircraft, one marine vessel, and other leased parts and equipment.

Willis Aeronautical Services, Inc. is a wholly-owned and vertically-integrated subsidiary whose primary focus is the sale of aircraft engine parts and materials through the acquisition or consignment of aircraft and engines.

Willis Asset Management Limited is a wholly-owned and vertically-integrated subsidiary whose primary focus is the engine management and consulting business. Willis Asset Management Limited had 225 engines, excluding Willis Lease Finance Corporation engines, under management as of December 31, 2024.

We separate our business into two reportable segments, Leasing and Related Operations and Spare Parts Sales. Additional details of our operations are contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Corporate Information

We were incorporated in the State of Delaware on March 12, 1998. Our principal executive offices are located at 4700 Lyons Technology Parkway, Coconut Creek, FL 33073. Our telephone number is (561) 349-9989. Our website address is www.wlfc.global. Information contained on, or that can be accessed through, our website is not a part of this prospectus.

Securities We May Offer

We may offer shares of common stock, shares of preferred stock, debt securities, warrants, or rights, either individually or in units, with a total value of up to $500 million from time to time under this base prospectus at prices and on terms to be determined by market conditions at the time of the offering. In addition, the selling stockholders (or their permitted transferees, pledgees, donees, or other successors in interest) identified in this prospectus may sell up to 3,161,294 shares of common stock under this prospectus. Our common stock currently is quoted on The Nasdaq Global Market under the symbol “WLFC.” Shares of common stock that may be offered in this offering will, when issued and paid for, be fully paid, and non-assessable.

We refer to our common stock, preferred stock, debt securities, warrants, rights, and units in this base prospectus as “securities.” This base prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices, and other important terms of the securities, as described below under “Plan of Distribution.”

Use of Proceeds

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this base prospectus. Unless otherwise indicated in one or more prospectus supplements to this base prospectus, we anticipate the net proceeds from the sale of securities offered by this base prospectus and any applicable prospectus supplement or free writing prospectus, and from the exercise price from the exercise of any convertible securities, if any, will be used for general corporate purposes; however, we do not currently have any specific uses of the net proceeds planned.

We will not receive any proceeds from the sale of securities offered by the selling stockholders.

Implications of Being a Smaller Reporting Company

We are currently a “smaller reporting company,” and we may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million, or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. As a smaller reporting company, we may rely on exemptions from certain disclosure requirements that are available to smaller reporting companies, including reduced disclosure obligations regarding executive compensation and presenting only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you invest in our securities, in addition to the other information, documents, or reports incorporated by reference in this base prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors in this section, the section entitled “Risk Factors” in any prospectus supplement as well as our most recent Annual Report on Form 10-K, and in our Quarterly Reports on Form 10-Q filed subsequent to such Annual Report on Form 10-K, which are incorporated by reference into this base prospectus and any prospectus supplement in their entirety, as the same may be amended, supplemented, or superseded from time to time by other reports we file with the SEC in the future. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations, and prospects, and could result in a partial or complete loss of your investment. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. See “Where You Can Find More Information.”

CAUTIONARY NOTE REGARDING FORWARD LOOKING INFORMATION

This base prospectus, each prospectus supplement and the information incorporated by reference in this base prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included or incorporated in this base prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, projected timelines, prospects, plans, and objectives of management are forward-looking statements. We may, in some cases, use words such as “believe,” “anticipate,” “should,” “could,” “potentially,” “possibility,” “intend,” “plan,” “may,” “will,” “estimate,” “project,” “expect,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of such statements. Those statements appear in this base prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business,” and include statements regarding the intent, belief, or current expectations of the Company and management that are subject to known and unknown risks, uncertainties, and assumptions.

This base prospectus, any prospectus supplement and the information incorporated by reference in this base prospectus, and any prospectus supplement also contain statements that are based on the current expectations of the Company and management. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results, developments, and business decisions may differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this base prospectus, whether as a result of any new information, future events, or otherwise. You should also carefully consider other information set forth in reports or other documents that we file with the SEC.

USE OF PROCEEDS

Unless otherwise indicated in one or more supplements to this base prospectus, we anticipate the net proceeds from the sale of securities offered by this base prospectus and any applicable prospectus supplement or free writing prospectus, and from the exercise price from the exercise of any convertible securities, if any, will be used for general corporate purposes, which may include research and development activities, capital expenditures, selling, general and administrative costs, and to meet working capital needs. We expect from time to time to evaluate the acquisition of businesses, products, and technologies for which a portion of the net proceeds may be used, although we currently are not planning or negotiating any such transactions. Pending such uses, we may invest the net proceeds in investment grade interest-bearing securities.

The amounts actually expended for any particular purpose will depend upon a variety of factors, including but not limited to the amount and timing of the proceeds from this offering. Expenditures will also depend upon the establishment of collaborative arrangements with other companies, the availability of additional financing and other factors. As a result, unless otherwise indicated in a prospectus supplement, our management will have broad discretion to allocate the net proceeds we receive from the sale of the securities offered by this base prospectus, and from the exercise price from the exercise of any convertible securities, if any. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of securities.

All of the securities offered by the selling stockholders pursuant to this prospectus will be sold by the selling stockholders for their accounts. We will not receive any of the proceeds from these sales.

DIVIDENDS

On July 29, 2024, our Board of Directors (the “Board”) approved a quarterly, cash dividend policy, which we have paid on a regular basis since then. Continuation of the quarterly dividend will be at the discretion of our Board and will depend on a number of factors, including our business, financial condition and results of operations and other factors deemed relevant by our Board from time to time. There are currently no restrictions on our present ability to pay dividends to stockholders of our common stock, other than those prescribed by Delaware law.

Most recently, on April 30, 2025, the Board declared the regular quarterly, cash dividend of $0.25 per share of common stock. This dividend is expected to be paid on or about May 22, 2025 to the shareholders of record as of the close of business on May 12, 2025.

Any future determination to declare cash dividends will be made at the discretion of the Board, subject to applicable laws, and will depend on a number of factors, including our financial condition, results of operations, capital requirements, contractual restrictions, general business conditions, and other factors that the Board may deem relevant.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes the most important terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you and the descriptions herein are qualified by reference to our certificate of incorporation and bylaws, each as may be amended from time to time. For a complete description, you should refer to our certificate of incorporation and bylaws and to the applicable provisions of Delaware law.

We have authorized capital stock consisting of 20,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. As of May 2, 2025, we had 7,669,779 shares of common stock outstanding, and 3,250,000 shares of preferred stock issued and outstanding. Unless stated otherwise, the following discussion summarizes the terms and provisions of our certificate of incorporation and our bylaws.

Common Stock

Voting Rights

Each holder of common stock is entitled to one vote for each share held of record on the applicable record date on all matters presented to a vote of stockholders.

Dividend and Liquidation Rights

Subject to the rights of the holders of Series A Preferred Stock and any other preferred stock which may be outstanding, each holder of common stock on the applicable record date is entitled to receive such dividends as may be declared by our board of directors out of funds legally available therefor, and, in the event of liquidation, to share pro rata in any distribution of our assets after payment or providing for the payment of liabilities and the liquidation preference of any outstanding preferred stock.

Other Rights and Preferences

Holders of our common stock have no preemptive rights to purchase or subscribe for any stock or other securities and there are no conversion rights or redemption or sinking fund provisions with respect to such common stock.

Transfer Agent and Registrar for Common Stock

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC. The transfer agent’s address is 48 Wall Street, 23rd Floor, New York, NY 10005, and its telephone number is (800) 937-5449.

Preferred Stock

We are authorized to issue 5,000,000 shares of preferred stock in one or more series. Currently, we have one series of preferred stock outstanding: 3,250,000 shares of 8.35% Series A Preferred Stock, $0.01 par value per share (the “Series A Preferred Stock”).

The shares of Series A Preferred Stock do not have general voting rights and accrue dividends on a daily basis in arrears on all shares of Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination, or other similar recapitalization with respect to the Series A Preferred Stock) at the rate per annum of 8.35% per share. Whenever dividends on any shares of the Series A Preferred Stock are in arrears for an aggregate of six or more dividend periods (whether consecutive or non-consecutive) and remain unpaid (a “Preferred Dividend Default”), the holders of the Series A Preferred Stock (voting separately as a class with all other holders of the Series A Preferred Stock and holders of all other series of our preferred stock upon which like voting rights have been conferred) will be entitled to elect by majority vote a total of two additional directors of the Company (the “Preferred Directors”) to serve on our board of directors (which, without the consent of a Required Majority, will not exceed seven directors in total) until all unpaid dividends on the Series A Preferred Stock have been paid. If and when all accumulated dividends and the dividends for the then-current dividend period on the Series A Preferred Stock shall have been paid in full or a sum sufficient has been authorized and set aside and deposited in trust with an eligible trustee for payment in full of all accrued and unpaid dividends, the holders of shares of the Series A Preferred Stock shall be divested of the voting rights set forth in the previous sentence (subject to revesting in the event of each and every future Preferred Dividend Default) and, if all accumulated dividends and the dividends for the then-current dividend period have been paid in full, the term of office of each Preferred Director so elected shall terminate and the size of our board of directors shall be immediately decreased by two directors. Any Preferred Director may be removed at any time, with or without cause, by the vote of the holders of a majority of the outstanding Series A Preferred Stock when they have the voting rights set forth above.

The holders of the Series A Preferred Stock have preference over holders of common stock in the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the corporation. Neither the sale, lease, transfer, or conveyance of all or substantially all of the assets or business of the Company, nor a merger or consolidation of any other entity with or into the Company, nor a statutory stock exchange by the Company if then permitted by the Delaware General Corporation Law, shall be deemed to be a voluntary or involuntary liquidation.

The Series A Preferred Stock has no stated maturity date, however the holders of the Series A Preferred Stock have the option to require us to redeem all or any portion of the Series A Preferred Stock for cash upon the occurrence of certain stated events, including (i) an uncured material breach of the purchase agreement, (ii) significant changes in the ownership structure, (iii) our surplus, as defined by Section 154 of the Delaware General Corporation Law, being less than the amount of all accrued but unpaid dividends; (iv) our incurrence (either individually or on a consolidated basis with its subsidiaries) of an operating loss or ordinary loss for two consecutive fiscal years; and (v) certain liquidity events, in each case as further defined in the purchase agreement for the Series A Preferred Stock.

With respect to authorized but unissued preferred stock, our board of directors may designate the rights, preferences, limitations, and restrictions of and upon shares of each series, including voting, redemption and conversion rights, dividend rights, and preferences in liquidation, which could have the effect, among other things, of restricting any dividends on common stock, diluting the voting power of the common stock, or impairing the liquidation rights of such shares, without further action by holders of common stock.

ADDITIONAL INFORMATION CONCERNING OUR CAPITAL STOCK

Anti-Takeover Provisions

The provisions of the Delaware General Corporation Law, our certificate of incorporation, and our bylaws could have the effect of delaying, deferring, or discouraging another person from acquiring control of our Company by means of a tender offer, a proxy contest, or otherwise, or to remove incumbent officers and directors. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and encourage persons seeking to acquire control of our Company to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms. However, these provisions may delay, deter, or prevent a merger or acquisition of us that a stockholder might consider is in their best interest or in our best interests, including transactions that might result in a premium over the prevailing market price of our common stock.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner as summarized below. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding shares owned by persons who are directors and also officers, and employee stock plans in some instances, but not the outstanding voting stock owned by the interested stockholder; or

•

at or after the time the stockholder became interested, the business combination was approved by our board and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder;

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, lease, pledge, or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Certificate of Incorporation and Bylaw Provisions

Our certificate of incorporation and our bylaws include a number of provisions that may have the effect of deterring hostile takeovers, or delaying or preventing changes in control of our management team or changes in our board of directors or our governance or policy, including the following:

•

Authorized but Unissued Shares of Common Stock and Preferred Stock. Our board of directors has the power, subject to applicable law or the rules of any stock exchange on which our securities may be listed and without further action by stockholders, to issue additional shares of common stock or a series of preferred stock that could impede the completion of a merger, tender offer, or other takeover attempt that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then prevailing market price of the stock.

•

Rights Agreement. Pursuant to a Rights Agreement (the “Rights Agreement”) entered into by the Company and American Stock Transfer and Trust Company, as rights agent, in September 1999, as subsequently amended, our board of directors authorized and declared a dividend of one preferred stock purchase right (a “Right”) for each share of our common stock, par value $0.01 per share. Until the Distribution Date (as defined in the Rights Agreement), the Rights are not exercisable and are attached to and trade only together with shares of common stock. Unless extended or otherwise as provided in the Rights Agreement, the Rights expire on August 30, 2028. The Rights Agreement could make it more difficult to proceed with and may discourage a merger, tender offer, or proxy contest.

•

Increase in the Number of Directors. Our bylaws provide for seven directors. In addition, our board of directors currently has the authority to amend our bylaws to increase the maximum number of directors without seeking stockholder approval.

•

Classified Board of Directors. Our board of directors is divided into three classes, one class of which is elected each year by our stockholders. The directors in each class will serve for a three-year term. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board.

•

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our bylaws provide detailed requirements for stockholder proposals for our annual meetings, including stockholder nominations for directors. In addition, director nominees must provide certain information, including biographical information, share ownership amounts, and other information that would need to be included in a proxy statement relating to the election of a director. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids, and to encourage persons seeking to acquire control of the Company to negotiate with us first.

•

Special Meetings of Stockholders. Our certificate of incorporation provides that special meetings of the stockholders for any purpose or purposes may be called by only (1) our board of directors; (2) the Chairman of our board of directors; or (3) the President of the Company, except for any special meeting of the stockholders that may be called by any other person or persons specified in any certificate of designation pursuant to the Delaware General Corporation Law Section 151(g) in the manner, at the times and for the purposes so specified. This limited ability to call a special meeting of stockholders may have an anti-takeover effect because a potential acquirer may be impeded from calling a special meeting of stockholders to consider removing directors or to consider an acquisition offer.

•

No Stockholder Action by Written Consent; Supermajority Voting Requirement. Our certificate of incorporation also provides that stockholder action can be taken only at an annual or special meeting of stockholders and may not be taken by written consent. In certain circumstances relating to a merger or consolidation of the Company or any of our subsidiaries, the sale, exchange, or lease of all or any substantial part of our assets to another entity, or any sale or lease to the Company or any of our subsidiaries in exchange for securities of the Company or any assets of any other entity or securities issued by such other entity, the approval by 80% of all outstanding shares of our capital stock entitled to vote generally in our election of directors is required.

•

No Cumulative Voting. The Delaware General Corporation Law provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our certificate of incorporation and bylaws do not provide for cumulative voting.

•

Bylaw Amendments. Our bylaws provide that our board of directors may amend our bylaws without stockholder approval, except to the extent such power is reserved to the stockholders by law. Bylaws may not be made, repealed, altered, amended, or rescinded by the stockholders of the corporation except by the vote of the holders of not less than 80% of all outstanding shares of our capital stock entitled to vote generally in our election of directors.

Exclusive Forum

Unless we consent to the selection of an alternate forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of the Company to the Company or our stockholders, (c) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (d) any action asserting a claim governed by the internal affairs doctrine.

The exclusive forum provision does not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum selection provisions in our bylaws.

The choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage such lawsuits against us and our directors, officers, and other employees. Alternatively, if a court were to find the choice of forum provisions contained in our bylaws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, results of operations, and financial condition.

Limitation on Liability and Indemnification of Directors and Officers

Our bylaws provide that our directors and officers will be indemnified and reimbursed expenses by us to the fullest extent authorized or permitted by the Delaware General Corporation Law as it now exists or may in the future be amended. In addition, our certificate of incorporation provides that our directors and officers will not be personally liable to us or our stockholders for monetary damages for breaches of their fiduciary duty as directors or officers to the fullest extent permitted by the Delaware General Corporation Law as it now exists or may in the future be amended.

Our bylaws also permit us to purchase and maintain insurance on behalf of any officer, director, employee, or agent of ours for any liability arising out of his or her status as such, regardless of whether the Delaware General Corporation Law would permit indemnification.

These provisions may discourage stockholders from bringing a lawsuit against our directors or officers for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this base prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

If we issue debt securities, we will issue the debt securities under one or more separate indentures that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have filed a form of indenture under which debt securities may be issued from time to time as an exhibit to the registration statement of which this base prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this base prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following is a summary of the material provisions of the debt securities which may be issued from time to time, and of the indenture under which debt securities may be issued, which summary is qualified in its entirety by reference to the specific provisions of the debt securities and indenture applicable to a particular series of debt securities in the event of an actual issuance. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this base prospectus, as well as the complete indenture that contains the terms of the debt securities.

The debt securities will represent unsecured general obligations of the Company, unless otherwise provided in the applicable offering material.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. The prospectus supplement, documents incorporated by reference, or free writing prospectus with respect to any debt securities will set forth the following terms of the debt securities offered pursuant thereto as applicable:

•	the title and series of such debt securities;

•	the principal amount being offered;

•	the total amount authorized and the total amount outstanding as of the most recent practicable date;

•	any limit upon the aggregate principal amount of such debt securities of such series;

•	whether such debt securities will be in global or other form; the date or dates and method or methods by which principal and any premium on such debt securities is payable;

•	the interest rate or rates (or method by which such rate will be determined), if any;

•	the dates on which any such interest will start accruing, become payable, record dates for interest payments, and the method of payment;

•	whether and under what circumstances any additional amounts are payable with respect to such debt securities;

•	the notice, if any, to holders of such debt securities regarding the determination of interest on a floating rate debt security;

•	the basis upon which interest on such debt securities shall be calculated, if other than that of a 360-day year of twelve 30-day months;

•	the place or places where the principal of and interest or additional amounts, if any, on such debt securities will be payable;

•

any redemption or sinking fund provisions, or the terms of any repurchase at the option of the holder of the debt securities; the denominations of such debt securities, if other than $1,000 and integral multiples thereof;

•	any rights of the holders of such debt securities to convert the debt securities into and/or exchange the debt securities for, other securities, cash, or other property;

•	the terms, if any, on which payment of principal or any premium, interest, or additional amounts on such debt securities will be payable in a currency other than U.S. dollars;

•

the terms, if any, by which the amount of payments of principal or any premium, interest, or additional amounts on such debt securities may be determined by reference to an index, formula, financial or economic measure, or other methods;

•

if other than the principal amount thereof, the portion of the principal amount of such debt securities that will be payable upon declaration of acceleration of the maturity thereof or the method by which such portion is to be determined;

•	any events of default or covenants in addition to or in lieu of those described herein and remedies therefor;

•	whether such debt securities will be subject to defeasance or covenant defeasance;

•	the terms, if any, upon which such debt securities are to be issuable upon the exercise of warrants, units, or rights;

•

name of any trustees and any authenticating or paying agents or registrars or depositaries or any other agents with respect to such debt securities; whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt, or any combination thereof, and the terms of any subordination;

•	whether such debt securities will be guaranteed and the terms thereof;

•	whether such debt securities will be secured by collateral and the terms of such security; and

•	any other specific terms of such debt securities and any other deletions from or additions to or modifications of the indenture with respect to such debt securities.

Debt securities may be presented for exchange, conversion, or transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable offering material. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the indenture.

The indenture does not contain any covenant or other specific provision affording protection to holders of the debt securities in the event of a highly leveraged transaction or a change in control of the Company, except to the limited extent described below under “—Consolidation, Merger, and Sale of Assets.”

Modification and Waiver

The indenture provides that supplements to the indenture may be made by the Company and the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders of debt securities of a series under the indenture or the debt securities of such series, with the consent of the holders of a majority (or such greater amount as is provided for a particular series of debt securities) in aggregate principal amount of the outstanding debt securities issued under such indenture that are affected by the supplemental indenture, voting as a single class; provided that no such supplemental indenture may, without the consent of the holder of each such debt security affected thereby, among other things:

(a)

change the stated maturity of the principal of, or any premium, interest or additional amounts on, such debt securities, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest or any additional amounts thereon, or reduce any premium payable upon the redemption thereof or otherwise, or change the obligation to pay additional amounts pursuant to the indenture, or reduce the amount of the principal of debt securities issued with original issue discount that would be due and payable upon an acceleration of the maturity thereof or the amount thereof provable in bankruptcy, or change the redemption provisions or adversely affect the right of repayment at the option of the holder, or change the place of payment or currency in which the principal of, or any premium, interest or additional amounts with respect to any debt security is payable, or impair the right of any holder of debt securities to institute suit for the payment after such payment is due (or, in the case of redemption, on or after such redemption date or, in the case of repayment at the option of the holder, on or after such payment is due);

(b)

reduce the percentage in principal amount of outstanding debt securities of any series, the consent of the holders of which is required for any such supplemental indenture, or the consent of whose holders is required for any waiver provided for in the indenture, or reduce the requirements for quorum or voting;

(c)

modify any of the provisions of the sections of such indenture relating to supplemental indentures with the consent of the holders, waivers of past or existing defaults or waivers of certain covenants, except to increase any such percentage or to provide that certain other provisions of such indenture cannot be modified or waived without the consent of each holder affected thereby; or

(d)

make any change that adversely affects the right to convert or exchange any security into or for common stock or other securities, cash, or other property in accordance with the terms of the applicable debt security.

The indenture provides that a supplemental indenture that changes or eliminates any covenant or other provision of the indenture that has expressly been included solely for the benefit of one or more particular series of debt securities, or that modifies the rights of the holders of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the indenture of the holders of debt securities of any other series.

The indenture provides that the Company and the trustee may, without the consent of the holders of any series of debt securities issued thereunder, enter into additional supplemental indentures for one of the following purposes:

(a)

to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company in such indenture and in the debt securities issued thereunder;

(b)

to add to the covenants of the Company for the benefit of the holders of any series of debt securities issued thereunder or to surrender any right or power conferred on the Company pursuant to the indenture;

(c)	to establish the form and terms of debt securities issued thereunder;

(d)

to evidence and provide for the acceptance of an appointment of a successor trustee under such indenture with respect to one or more series of debt securities issued thereunder and to add to or change any of the provisions of the indenture as necessary to provide for or facilitate the administration of the trusts under such indenture by more than one trustee pursuant to the indenture;

(e)

to cure any ambiguity, to correct or supplement any provision in the indenture that may be defective or inconsistent with any other provision of the indenture or to make any other provisions with respect to matters or questions arising under such indenture; provided that no such action pursuant to this clause (e) shall adversely affect the interests of the holders of any series of outstanding debt securities issued thereunder in any material respect;

(f)	to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of securities under the indenture;

(g)	to add any additional events of default with respect to all or any series of debt securities (as shall be specified in such supplemental indenture);

(h)

to supplement any of the provisions of the indenture as may be necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided that such action does not adversely affect the interests of any holder of an outstanding debt security of such series or any other security in any material respect;

(i)	to make provisions with respect to the conversion or exchange rights of holders of debt securities of any series;

(j)	to add guarantees in respect of the debt securities of one or more series and to provide for the terms and conditions of release thereof;

(k)	to convey, transfer, assign, mortgage, or pledge to the trustee as security for the debt securities of any series any property or assets;

(l)

to change or eliminate any of the provisions of the indenture, provided that any such change or elimination become effective only when there is no security of any series outstanding created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

(m)	to provide for certificated securities in addition to or in place of global securities;

(n)	to qualify such indenture under the Trust Indenture Act;

(o)

with respect to the debt securities of any series, to conform the text of the indenture or the debt securities of such series to any provision of the description thereof in our offering memorandum or prospectus relating to the initial offering of such debt securities, to the extent that such provision, in the good faith judgment of the Company, was intended to be a verbatim recitation of a provision of the indenture or such securities; or

(p)	to make any other change that does not adversely affect the rights of holders of any series of debt securities issued thereunder in any material respect.

Events of Default

Unless otherwise provided in any applicable prospectus supplement, documents incorporated by reference or free writing prospectus, the following will be events of default under the indenture with respect to each series of debt securities issued thereunder:

(a)	default for 30 days in the payment when due of interest on, or any additional amount in respect of, any series of debt securities;

(b)	default in the payment of principal of or any premium on any series of the debt securities outstanding under the indenture when due and payable;

(c)

default in the deposit, if any, of any sinking fund payment when and as due by the terms of any debt security of such series, subject to any cure period that may be specified in any debt security of such series;

(d)

failure by the Company for 60 days after receipt by written notice from the trustee upon instruction from holders of at least 25% in principal amount of the debt securities outstanding of such series to observe or perform any of the other covenants or agreements in the indenture and stating that such notice is a “Notice of Default” pursuant to the indenture; provided, that if such failure cannot be cured within such 60-day period, such period shall be automatically extended by another 60 days so long as (i) such failure is subject to cure, and (ii) we are using commercially reasonable efforts to cure such failure; and provided, further, that a failure to comply with any such other agreement in the indenture that results from a change in U.S. generally accepted accounting principles shall not be deemed to be an event of default;

(e)	certain events of bankruptcy, insolvency, reorganization, or other similar action of the Company; and

(f)

any other event of default provided in the indenture with respect to a particular series of debt securities, provided that any such event of default that results from a change in U.S. generally accepted accounting principles shall not be deemed to be an event of default.

In case an event of default specified in clause (a) or (b) above shall occur and be continuing with respect to any series of debt securities, holders of at least 25%, and in case an event of default specified in any clause other than clause (a), (b), or (e) above shall occur and be continuing with respect to any series of debt securities, holders of at least a majority (or such greater amount as is provided for a particular series of debt securities) in aggregate principal amount of the debt securities of such series then outstanding may declare the principal (or, in the case of discounted debt securities, the amount specified in the terms thereof) of such series to be due and payable. If an event of default described in (e) above shall occur and be continuing then the principal amount (or, in the case of discounted debt securities, the amount specified in the terms thereof) of all the debt securities outstanding shall be and become due and payable immediately, without notice or other action by any holder or the trustee, to the full extent permitted by law. Any past or existing default or event of default with respect to particular series of debt securities under such indenture may be waived by the holders of a majority (or such greater amount as is provided for a particular series of debt securities) in aggregate principal amount of the outstanding debt securities of such series, except in each case a continuing default (1) in the payment of the principal of, any premium or interest on, or any additional amounts with respect to, any debt security of such series, or (2) in respect of a covenant or provision which cannot be modified or amended without the consent of each holder affected thereby.

The indenture provides that we must periodically furnish the trustee with a written statement as to our compliance with the covenants contained in the indenture and as to the absence of default under the indenture terms.

The indenture provides that the trustee may withhold notice to the holders of any default with respect to any series of debt securities (except in payment of principal of or interest or premium on, or sinking fund payment in respect of, the debt securities) if and so long as the board of directors, the executive committee or a trust committee of directors of the trustee and/or responsible officers of the trustee in good faith determine that the withholding of such notice is in the best interest of the holders of securities of such series.

The indenture contains a provision entitling the trustee to be indemnified by the holders before proceeding to exercise any trust or power under the indenture at the request of such holders. The indenture provides that the holders of a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method, and place of conducting any proceedings for any remedy available to the trustee or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series; provided, however, that the trustee may decline to follow any such direction if, among other reasons, the trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction. The right of a holder to institute a proceeding with respect to a series of debt securities will be subject to certain conditions precedent including, without limitation, that in case of an event of default specified in clause (a), (b), or (e) of the first paragraph above under “—Events of Default,” holders of at least 25%, or in case of an event of default other than specified in clause (a), (b), or (e) of the first paragraph above under “—Events of Default”, holders of at least a majority, in aggregate principal amount of the debt securities of such series then outstanding make a written request upon the trustee to exercise its powers under such indenture, indemnify the trustee, and afford the trustee reasonable opportunity to act. Notwithstanding the foregoing, the holder has an absolute right to receipt of the principal of, premium, if any, and interest when due on the debt securities, to require conversion of debt securities if such indenture provides for convertibility at the option of the holder, and to institute suit for the enforcement thereof.

Consolidation, Merger, and Sale of Assets

The indenture provides that we may not directly or indirectly consolidate with or merge with or into, or sell, assign, transfer, lease, convey, or otherwise dispose of all or substantially all of our assets and properties and the assets and properties of our subsidiaries (taken as a whole) to another person in one or more related transactions unless the successor person is a person organized under the laws of any domestic jurisdiction and assumes our obligations on the debt securities issued thereunder, and under the indenture, and after giving effect thereto no event of default, and no event that, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing, and that certain other conditions are met.

Certain Covenants

Payment of Principal, any Premium, Interest or Additional Amounts. We will duly and punctually pay the principal of, and premium and interest on or any additional amounts payable with respect to, any debt securities of any series in accordance with their terms.

Maintenance of Office or Agency. We will be required to maintain an office or agency in each place of payment for each series of debt securities for notice and demand purposes and for the purposes of presenting or surrendering debt securities for payment, registration of transfer, or exchange.

Reports. So long as any debt securities of a particular series are outstanding under the indenture, we will file with the trustee, within 30 days after we have filed the same with the SEC, unless such reports are available on the SEC’s EDGAR filing system (or any successor thereto), copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which we may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if we are not required to file information, documents, or reports pursuant to either of said Sections, then we shall file with the trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents, and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

Additional Covenants. Any additional covenants of the Company with respect to any series of debt securities will be set forth in the applicable prospectus supplement, documents incorporated by reference, or free writing prospectus relating thereto.

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into common stock or preferred stock will be set forth in the applicable prospectus supplement, documents incorporated by reference, or free writing prospectus relating thereto. Such terms will include the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of redemption of such debt securities, and any restrictions on conversion.

Redemption; Repurchase at the Option of the Holder; Sinking Fund

The terms and conditions, if any, upon which (a) the debt securities are redeemable at the option of the Company, (b) the holder of debt securities may cause us to repurchase such debt securities, or (c) the debt securities are subject to any sinking fund will be set forth in the applicable prospectus supplement, documents incorporated by reference, or free writing prospectus relating thereto.

Repurchases on the Open Market

We, or any of our affiliates, may at any time or from time to time repurchase any debt security in the open market or otherwise. Such debt securities may, at the option of the Company or our relevant affiliate, be held, resold, or surrendered to the trustee for cancellation.

Discharge, Defeasance and Covenant Defeasance

The indenture provides, with respect to each series of debt securities issued thereunder, that we may satisfy and discharge our obligations under such debt securities of a series and such indenture with respect to debt securities of such series if:

(a)	all debt securities of such series previously authenticated and delivered, with certain exceptions, have been delivered to the trustee for cancellation; or

(b)

i.

the debt securities of such series have become due and payable, or mature within one year, or all of them are to be called for redemption within one year under arrangements satisfactory to the trustee for giving the notice of redemption and we irrevocably deposit in trust with the trustee, as trust funds solely for the benefit of the holders of such debt securities, for that purpose, money, or governmental obligations, or a combination thereof sufficient (in the opinion of a nationally recognized independent registered public accounting firm expressed in a written certification thereof delivered to the trustee) to pay and discharge the entire indebtedness on the debt securities of such series to maturity or redemption, as the case may be, and pays all other sums payable by us under such indenture; and

ii.

we deliver to the trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in such indenture relating to the satisfaction and discharge of such indenture with respect to the debt securities of such series have been complied with.

Notwithstanding such satisfaction and discharge, our obligations to compensate and indemnify the trustee, to pay additional amounts, if any, in respect of debt securities in certain circumstances and to convert or exchange debt securities pursuant to the terms thereof and the obligations of the Company and the trustee to hold funds in trust and to apply such funds pursuant to the terms of the indenture, with respect to issuing temporary debt securities, with respect to the registration, transfer, and exchange of debt securities, with respect to the replacement of mutilated, destroyed, lost, or stolen debt securities and with respect to the maintenance of an office or agency for payment, shall in each case survive such satisfaction and discharge.

Unless inapplicable to debt securities of a series pursuant to the terms thereof, the indenture provides that (i) we will be deemed to have paid and will be discharged from any and all obligations in respect of the debt securities issued thereunder of any series, and the provisions of such indenture will, except as noted below, no longer be in effect with respect to the debt securities of such series (“defeasance”), and (ii) (1) we may omit to comply with the covenant under “—Consolidation, Merger, and Sale of Assets” and any other additional covenants established pursuant to the terms of such series, and such omission shall be deemed not to be an event of default under clause (d) or (f) of the first paragraph of “—Events of Default” and (2) the occurrence of any event described in clause (f) of the first paragraph of “—Events of Default” shall not be deemed to be an event of default, in each case with respect to the outstanding debt securities of such series ((1) and (2) of this clause (ii), “covenant defeasance”); provided that the following conditions shall have been satisfied with respect to such series:

(a)

we have irrevocably deposited in trust with the trustee as trust funds solely for the benefit of the holders of the debt securities of such series, for payment of the principal of and interest of the debt securities of such series, money, or government obligations, or a combination thereof sufficient (in the opinion of a nationally recognized independent registered public accounting firm expressed in a written certification thereof delivered to the trustee) without consideration of any reinvestment to pay and discharge the principal of and accrued interest on the outstanding debt securities of such series to maturity or earlier redemption, as the case may be;

(b)

such defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, such indenture or any other material agreement or instrument to which we are a party or by which we are bound;

(c)

no event of default or event which with notice or lapse of time would become an event of default with respect to such debt securities of such series shall have occurred and be continuing on the date of such deposit;

(d)

we shall have delivered to such trustee an opinion of counsel as described in the indenture to the effect that the holders of the debt securities of such series will not recognize income, gain, or loss for federal income tax purposes as a result of the Company’s exercise of our option under this provision of such indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance or covenant defeasance had not occurred;

(e)

we have delivered to the trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in such indenture relating to the defeasance contemplated have been complied with;

(f)	if the debt securities are to be redeemed prior to their maturity, notice of such redemption shall have been duly given or in another manner satisfactory to the trustee; and

(g)	any such defeasance or covenant defeasance shall comply with any additional or substitute terms provided for by the terms of such debt securities of such series.

Notwithstanding a defeasance or covenant defeasance, our obligations with respect to the following in respect of debt securities of such series will survive with respect to such securities until otherwise terminated or discharged under the terms of the indenture or no debt securities of such series are outstanding:

(a)

the rights of holders of outstanding debt securities of such series to receive payments in respect of the principal of, interest on or premium or additional amounts, if any, payable in respect of, such debt securities when such payments are due from the trust referred in clause (a) in the preceding paragraph, and any rights of such holder to convert or exchange such debt securities into common stock or other securities, cash, or other property;

(b)

the issuance of temporary debt securities, the registration, transfer, and exchange of debt securities, the replacement of mutilated, destroyed, lost, or stolen debt securities, and the maintenance of an office or agency for payment and holding payments in trust, and our obligations with respect to the payment of additional amounts, if any, on such securities, and with respect to any rights to convert or exchange such securities into common stock or other securities, cash, or other property;

(c)	the rights, powers, trusts, duties, and immunities of the trustee, and our obligations in connection therewith; and

(d)	the defeasance or covenant defeasance provisions of the indenture.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under the indenture, undertakes to perform only those duties as are specifically set forth in the indenture. Upon an event of default under the indenture, the trustee must use the same degree of care as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to this provision and certain other limitations, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered indemnity satisfactory to it against the costs, expenses, and liabilities that it might incur.

Applicable Law

The indenture provides that the debt securities and the indenture will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this base prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under that prospectus supplement may differ from the terms described below.

The following summary description, together with the additional information we may include in any applicable prospectus supplements, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the form of warrant agreement and form of warrant certificate relating to each series of warrants that will be incorporated by reference as an exhibit to the registration statement that includes this base prospectus or as an exhibit to a current report on Form 8-K if we offer warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•

in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale, or other disposition of our business on the warrant agreements and the warrants;

•

the terms of any rights to redeem or call the warrants, including whether the right to convert or purchase the securities may be forfeited unless exercised before the date specified in a notice of the redemption or call;

•	kinds, frequency, and timing of notice of the redemption or call, including the cities or newspapers where notice will be published;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants;

•	provisions for the warrants to be held in book entry form; and

•	any other specific terms, preferences, rights, or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up, or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. Eastern Time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF RIGHTS

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the rights that we may offer under this prospectus, which consist of rights to purchase our common stock, preferred stock, and/or debt securities in one or more series. Rights may be offered independently or together with our common stock, preferred stock, debt securities, and/or warrants offered by any prospectus supplement and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future rights we may offer pursuant to this prospectus, we will describe the particular terms of any rights that we may offer in more detail in the applicable prospectus supplements. The terms of any rights we offer under a prospectus supplement may differ from the terms we describe below.

General

The applicable prospectus supplements relating to any rights that we offer will include specific terms of any offering of rights for which this prospectus is being delivered, including the following, to the extent applicable:

•	the date for determining the persons entitled to participate in the rights distribution;

•	the price, if any, per right;

•	the exercise price payable for each share of common stock, share of preferred stock, or debt security upon the exercise of the rights;

•	the number of rights issued or to be issued to each holder;

•	the number and terms of the shares of common stock, shares of preferred stock, or debt securities that may be purchased per each right;

•	the extent to which the rights are transferable;

•	any other terms of the rights, including the terms, procedures, and limitations relating to the exchange and exercise of the rights;

•	the respective dates on which the holder’s ability to exercise the rights will commence and will expire;

•	the number of rights outstanding, if any;

•	a discussion of any material U.S. federal income tax considerations applicable to the rights;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights.

The description in the applicable prospectus supplements of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights agreement and/or rights certificate, which will be filed with the SEC in connection therewith.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this base prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this base prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

The following summary description, together with the additional information we may include in any applicable prospectus supplements, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the form of unit agreement and form of unit certificate relating to each series of units that will be incorporated by reference as an exhibit to the registration statement that includes this base prospectus or as an exhibit to a current report on Form 8-K if we offer units.

General

We may issue units comprised of common stock, preferred stock, debt securities, debt obligations of third parties, including U.S. treasury securities, warrants, rights, or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities,” “Description of Warrants” and “Description of Rights” will apply to each unit and to any common stock, preferred stock, debt security, warrants, or rights included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Any unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, any unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

SELLING STOCKHOLDERS

We have prepared this prospectus to allow the selling stockholders to offer and sell from time to time up to 3,161,294 shares of our common stock for their own account. The shares were previously acquired by selling stockholders as founder’s shares in connection with our formation, through private offerings prior to our initial public offering, as equity compensation in the form of restricted shares or restricted share units pursuant to the Company’s Amended and Restated 2007 Stock Incentive Plan. Unless the context otherwise requires, as used in this prospectus, “selling stockholders” includes the selling stockholders named in the table below and their affiliates, donees, pledgees, transferees or other successors-in-interest selling shares received from the selling stockholders as a gift, pledge, partnership distribution or other transfer after the date of this prospectus, and any such persons will be named in the applicable prospectus supplement. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time.

The selling stockholders are Charles F. Willis IV, our founder and formerly our President, and currently Executive Chairman and director of the Company, and his affiliates. The selling stockholders are not an affiliate of any broker-dealer.

The following table sets forth (i) the name of the selling stockholders, (ii) the number of shares beneficially owned by the selling stockholders, including the shares over which the selling stockholders have sole or shared voting power or investment power and also any shares that the selling stockholders have the right to acquire within 60 days of such date through the exercise of any stock options, restricted stock units or other rights, (iii) the number of shares that may be offered under this prospectus, and (iv) the number of shares of our common stock beneficially owned by the selling stockholders assuming all of the shares covered hereby are sold. We do not know how long the selling stockholders will hold the shares before selling them. Pursuant to that certain Employment Agreement by and between Willis Lease and Charles F. Willis, IV, dated as of March 3, 2022, Mr. Willis has the right to require the Company to cooperate with an underwritten offering of his registered securities, and to “piggyback” on certain offerings by the Company.

The information set forth in the table below is based upon information obtained from the selling stockholders. Beneficial ownership of the selling stockholders is determined in accordance with Rule 13d-3(d) under the Exchange Act. The percentage of shares beneficially owned prior to, and after, the offering is based on 7,669,763 shares of common stock outstanding as of April 7, 2025.

As used in this prospectus, the term “selling stockholders” includes the selling stockholders listed in the table below and any of their transferees, pledgees, distributees, donees, and successors. All of the shares set forth in the table below are beneficially owned by Charles F. Willis, IV. The mailing address for each selling stockholder listed below is 60 East Sir Francis Drake Boulevard, Suite 209, Larkspur, CA 94939

	Common Stock Beneficially Owned Prior to the Offering			Number Registered for Sale Hereby	Common Stock Beneficially Owned After the Offering
	Number	Percentage	Voting Power		Number	Percentage	Voting Power
CFW Partners, L.P.(1)	2,134,148	27.8%	27.8%	2,134,148	0	*	*
Charles F. Willis, IV	1,027,146	13.4%	13.4%	1,027,146	0	*	*

*	Less than 1%.
(1)

CFW Partners, L.P. is a California limited partnership (“CFW Partners”), of which Charles F. Willis, IV, holds a one percent (1%) interest as sole general partner and a seventy percent (70%) interest as a limited partner. Austin C. Willis holds nineteen percent (19%) interest as a limited partner and the remaining ten percent (10%) ownership interest is held by the 2019 Willis Family Trust of which Austin C. Willis is trustee.

PLAN OF DISTRIBUTION

We may sell the securities being offered by this base prospectus separately or together through any of the following methods:

•	to or through one or more underwriters or dealers in a public offering and sale by them;

•	directly to investors;

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions other than on these exchanges or systems or in the over-the-counter market;

•	through agents;

•

through block trades in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	through any combination of these methods of sale; or

•	in any manner permitted pursuant to applicable law, as provided in the applicable prospectus supplement.

We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the times of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

We will describe the method of distribution of the securities in the applicable prospectus supplement. We may also determine the price or other terms of the securities offered under this base prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction, and the nature of the obligations of the underwriter, dealer, or agent in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is traded on The Nasdaq Global Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to whether an active trading market will develop for the offered securities or the liquidity of the trading market for any of the securities. We have no current plans for listing of the preferred stock, debt securities, warrants, rights, or units on any securities exchange or quotation system. Any such listing with respect to any particular preferred stock, debt securities, warrants, rights, or units will be described in the applicable prospectus supplement or other offering materials, as the case may be.

Underwriters, dealers, or agents may receive compensation in the form of discounts, concessions, or commissions from us or our purchasers (as their agents in connection with the sale of the securities). In addition, underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for whom they act as agent. These underwriters, dealers, or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions, or profits on resale received by the underwriters, dealers, or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer, or agent, and describe any compensation received by them from us as well as any other offering expenses. Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

Underwriters, dealers, and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers, or agents, under agreements between us and the underwriters, dealers, and agents.

Any person participating in the distribution of common stock registered under the registration statement that includes this base prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

We may grant underwriters who participate in the distribution of the securities an option to purchase additional securities to cover overallotments, if any, in connection with the distribution. Any underwriter may engage in overallotment, stabilizing transactions, short-covering transactions, and penalty bids in accordance with Regulation M that stabilize, maintain, or otherwise affect the price of the offered securities. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the common stock in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the common stock originally sold by the dealer is purchased in a covering transaction to cover short positions. Those activities may cause the price of the common stock to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. If any such activities will occur, they will be described in the applicable prospectus supplement.

Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us in the ordinary course of business and any such relationships will be described in the applicable prospectus supplement.

If more than 10% of the net proceeds of any offering of securities made under this base prospectus will be received by FINRA members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 5121.

To the extent required, this base prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

Selling Stockholders Plan of Distribution

The selling stockholders may offer and sell, from time to time, its shares of common stock covered by this prospectus. The selling stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling stockholders may sell their securities by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares or warrants as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of Nasdaq;

•

through trading plans entered into by a selling stockholders pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	distribution to employees, members, partners or stockholders of the selling stockholders;

•	in privately negotiated transactions; and

•	through a combination of any of the above methods of sale, as described below, or any other method permitted pursuant to applicable law.

The selling stockholders may also sell all or any shares in open market transactions under Rule 144 under the Securities Act or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other broker dealers to participate in sales. The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The selling stockholders have informed us that, except as set forth below, none of them have any agreement or understanding, directly or indirectly, with any person to distribute the common stock. If any selling stockholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering or secondary distribution or a purchase by a broker or dealer, to the extent required, our common stock to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

A selling stockholder that is an entity may elect to make an in-kind distribution of common stock to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable shares of common stock pursuant to the distribution through a registration statement.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates and/or the selling stockholders or one or more of their affiliates in the ordinary course of business for which they receive compensation.

There can be no assurance that the selling stockholders will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part. We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act that may arise from written information furnished to us by the selling stockholders specifically for use in this prospectus.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities being offered by this base prospectus will be passed upon by Orrick, Herrington & Sutcliffe LLP, Menlo Park, California. Additional legal matters may be passed upon for us or any underwriters, the selling stockholders, dealers, or agents, by counsel that we will name in an applicable prospectus supplement.

EXPERTS

The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding companies that file electronically with the SEC. We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available free of charge to the public at the SEC’s website at www.sec.gov. We also maintain a website at www.wlfc.global/investor-relations where you can access our SEC filings free of charge.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this base prospectus. This base prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Whenever a reference is made in this base prospectus to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC and applicable law allows us to “incorporate by reference” the information from other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this base prospectus. The information incorporated by reference is considered to be part of this base prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (including those made after the date of the initial filing of the registration statement of which this base prospectus is a part and prior to the effectiveness of such registration statement) we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the termination of the registration statement of which this base prospectus is a part (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 11, 2025;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 filed with the SEC on May 6, 2025;

•

our Current Reports on Form 8-K filed with the SEC on January 24, 2025, February  20, 2025, March 19, 2025 (Film No.  25752082), March 19, 2025 (Film No.  25752146), April  4, 2025, May  2, 2025 and May 6, 2025 (in each case, except for information contained therein which is furnished rather than filed); and

•

the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on October 5, 1999, pursuant to Section 12(b) of the Exchange Act, as updated by any subsequent amendments or reports filed for the purpose of updating such description.

Any statement contained in this base prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified, or superseded for purposes of this base prospectus to the extent that a statement contained in this base prospectus, any applicable prospectus supplement, and any related free writing prospectus or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this base prospectus.

Upon written or oral request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this base prospectus is delivered, a copy of the documents incorporated by reference into this base prospectus but not delivered with this base prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this base prospectus, at no cost to you by writing or telephoning us at the following:

Willis Lease Finance Corporation

4700 Lyons Technology Parkway

Coconut Creek, FL 33073

Attn: Investor Relations

(561) 349-9989

You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.wlfc.global/investor-relations. Information contained on our website is not incorporated by reference into this base prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this base prospectus or any accompanying prospectus supplement.

   Shares

Common Stock

PRELIMINARY PROSPECTUS SUPPLEMENT

    , 2026

Morgan Stanley